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                                                                   EXHIBIT 10.1


                                                               EXECUTION COPY



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                         SECURITIES PURCHASE AGREEMENT

                                     DATED

                                JANUARY 8, 1996

                                    BETWEEN

                                MEDIRISK, INC.,

                                      AND

                        HEALTHPLAN SERVICES CORPORATION

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                         SECURITIES PURCHASE AGREEMENT

                 This SECURITIES PURCHASE AGREEMENT is entered into on this 8th day of January 1996, by and among MEDIRISK, INC., a Florida corporation (the "Company"), and HEALTHPLAN SERVICES CORPORATION, a Delaware corporation ("Purchaser").

                                   BACKGROUND

                 WHEREAS, Purchaser desires to purchase 280,623 shares of Series B Convertible Preferred Stock of the Company and to purchase up to $10,000,000.00 in original principal amount of Senior Subordinated Notes, for the purposes of financing the Company's ongoing acquisition program and for working capital purposes, and in connection therewith, the Company will issue to Purchaser warrants to purchase shares of Series A Common Stock of the Company, as more fully described herein and in the Warrant Agreement; and

                 WHEREAS, capitalized terms used in this Agreement have the meanings specified on Appendix A.

                                   AGREEMENT

                 NOW, THEREFORE, Purchaser and the Company hereby agree as follows:

                                   SECTION 1
                        PURCHASE AND SALE OF SECURITIES

         1.1 Purchase and Sale of Convertible Preferred Stock. The Company agrees to use its best efforts to cause its shareholders to approve an amendment to and restatement of its Articles of Incorporation in the form set forth on EXHIBIT A attached hereto. Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to Purchaser, 280,623 shares of Series B Convertible Preferred Stock (the "Preferred Stock") at the Closing. Purchaser agrees to pay the Company the sum of $2,000,000 in consideration of such shares. On the Closing Date, Purchaser shall deliver $2,000,000 to the Company by wire transfer or bank cashier's check against delivery by the Company to the Purchaser of a certificate for the shares of Preferred Stock purchased hereunder.

         1.2     Purchase and Sale of Senior Subordinated Notes.

                 1.2.1 Purchase and Sale. Purchaser agrees to purchase from the Company Senior Subordinated Notes in an aggregate original principal amount equal to up to $10,000,000, upon and subject to the provisions of this Section
1.2. The Senior Subordinated Notes shall be purchased at par, and on each occasion on which the Company issues Senior Subordinated Notes to Purchaser hereunder, it shall also issue and






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deliver a warrant certificate to Purchaser in accordance with the Warrant
Agreement. The Company shall sell not less than $6,500,000 of Senior Subordinated Notes to Purchaser on or before the third anniversary of the Closing Date (the "Third Anniversary"), unless the Purchaser's commitment has, pursuant to Section 1.3, been terminated prior to the Company's sale of such amount. Purchaser's obligation to purchase Senior Subordinated Notes shall be reduced on each Subsequent Closing Date by an amount equal to the original principal amount of the Senior Subordinated Notes purchased on such Subsequent Closing Date, and such obligation shall not be increased or restored in any way by any payment on or in respect of the Senior Subordinated Notes. Purchaser and the Company acknowledge and agree that the execution and delivery of this Agreement has taken place in the State of Georgia and that the execution and delivery of the Senior Subordinated Notes will take place in the State of Georgia or such other state as the Company may have its principal place of business.

                 1.2.2 Form and Terms of Notes. The Senior Subordinated Notes shall be substantially in the form of EXHIBIT B attached hereto. The Senior Subordinated Notes shall be payable in Dollars, and all interest shall be computed in and based upon Dollars. The Senior Subordinated Notes shall bear interest at a rate of 10% per annum. Interest payable under the Senior Subordinated Notes outstanding from time to time shall be computed on the basis of a 365-day year, actual days elapsed, from the date of disbursement until repayment. The Company shall pay all documentary stamp and other taxes, if any, related to the issuance of the Senior Subordinated Notes.

                 1.2.3 Subsequent Closings. From time to time after the Closing Date and before the Third Anniversary or the earlier termination of Purchaser's commitment to purchase Senior Subordinated Notes hereunder as provided in Section 1.3, the Company may deliver to the Purchaser a notice of borrowing (a "Notice of Borrowing"), which notice shall set forth the original principal amount of Senior Subordinated Notes to be sold to Purchaser, the use for which such funds are being requested, the closing date for such purchase and a statement that such notice is given under this Agreement. The closing date (a "Subsequent Closing Date") set forth in such notice shall be not less than 20 days after the date such notice is given to the Purchaser, and the Company shall use its reasonable best efforts to provide Purchaser with the maximum amount of notice of a sale of Senior Subordinated Notes as is possible under the circumstances. The minimum amount of Senior Subordinated Notes to be sold at any subsequent closing under this Section 1.2.3 (a "Subsequent Closing") shall be $1,000,000, and shall be in increments of $100,000 above such amount. The purchase price for the Senior Subordinated Notes shall be the original principal amount thereof, and, subject to the satisfaction of the terms and conditions of this Agreement, such purchase price shall be paid by Purchaser to the Company on each Subsequent Closing Date by wire transfer or bank cashier's check against delivery by the Company to Purchaser of the Senior Subordinated Notes issued on such Subsequent Closing Date. The parties agree that a Subsequent Closing may occur on the Closing Date, if the Company gives Purchaser a Notice of Borrowing with respect thereto at least five Business Days prior to the Closing Date.





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                 1.2.4    Right of Prepayment.  The Company may prepay the
Senior Subordinated Notes in whole or in part at any time and from time to time without penalty or premium; provided, however, that the Company shall not be entitled to reborrow any such amount prepaid.

         1.3 Termination of Commitment to Purchase Notes. Purchaser's obligation to purchase Senior Subordinated Notes hereunder shall, except as provided below, terminate automatically upon the earliest to occur of (i) the Company's Initial Public Offering, (ii) a Change of Control of the Company,
(iii) an Event of Default, (iii) the Third Anniversary or (iv) the death of Mark Kaiser or the termination of Mark Kaiser's employment with the Company; provided, however, that (i) in the event of the death of Mark Kaiser on or before December 31, 1996 if Purchaser desires to terminate its commitment thereafter as a result of such death, Purchaser must give notice to the Company of its termination of the commitment to purchase Senior Subordinated Notes and the termination of Purchaser's obligation shall not occur until such notice is given to the Company in writing by Purchaser, and (ii) in the event of an Event of Default, Purchaser's obligation to purchase Senior Subordinated Notes shall resume upon its waiver, if given, of such Event of Default..

         1.4     Mandatory Repayment

                 1.4.1 Scheduled Repayments. Subject to the acceleration provisions of Section 6, the Company shall repay all principal and interest remaining outstanding on the Senior Subordinated Notes at maturity on January 8, 2003. The principal payment hereunder shall be paid by wire transfer or bank cashier's check.

                 1.4.2 Mandatory Prepayment. Notwithstanding the provisions of Section 1.4.1, all outstanding principal and interest relating to the Senior Subordinated Notes shall be due and payable within 15 Business Days after the earlier to occur of (i) the Company's Initial Public Offering and (ii) a Change of Control of the Company.

                                   SECTION 2
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company that:

                 2.1.1 Investment. The Preferred Stock and the Senior Subordinated Notes to be purchased by Purchaser hereunder are being acquired for investment purposes only for Purchaser's own account, not as a nominee or agent, and not with a view to the distribution or resale of any part thereof.

                 2.1.2 Sophistication. Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's investment in the Preferred Stock and the Senior Subordinated Notes;





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Purchaser has the ability to bear the economic risks of such investment;
Purchaser has the capacity to protect Purchaser's own interests in connection with the transactions contemplated by this Agreement; and Purchaser has had an opportunity to obtain such financial and other information from the Company as Purchaser deems necessary or appropriate in connection with evaluating the merits of the investment in the Preferred Stock and the Senior Subordinated Note; provided, however, that none of the Purchaser's representations hereunder are intended in any way to limit the scope or applicability of the Company's representations and warranties in this Agreement, the truth, accuracy and completeness of which Purchaser has relied upon in its investment in the Preferred Stock and the Senior Subordinated Note.

         2.2 Representations and Warranties of the Company. The Company represents and warrants to Purchaser that:

                 2.2.1 Capitalization; Legal Status; Qualification. The authorized capitalization and all outstanding shares of capital stock and options, warrants and similar rights to subscribe to or purchase capital stock of the Company are set forth on EXHIBIT C. Except as described in SCHEDULE 2.2.1, as of the date of this Agreement, the Company has no Subsidiaries and has not operated, and does not operate, under any fictitious name. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in all jurisdictions where the nature or conduct of its business as now conducted requires such qualification. Except as described in SCHEDULE 2.2.1, there are no preemptive rights to purchase capital stock of the Company except those contained in the Investment Documents. The Company has furnished to Purchaser a complete and correct copy of the Company's Articles of Incorporation and Bylaws, each as amended or restated and currently in effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws, which violation has not been waived in the Consent and Modification Agreement. The minute books of the Company contain complete and accurate records of all actions taken and resolutions adopted by the Company's board of directors and any committees thereof and by its shareholders since the Company's organization. The stock transfer ledger of the Company accurately reflects the ownership of the capital stock of the Company. Access to complete and accurate copies of all such minute books and the stock transfer ledger has been provided by the Company to Purchaser.

                 2.2.2 No Violation. Except as reflected on SCHEDULE 2.2.2, the execution, delivery and performance by the Company of the Investment Documents to which it is a party, and any other instruments or documents it executed and delivered hereunder: (a) do not conflict with its articles of incorporation or bylaws, (b) do not violate any provision of any law, rule, regulation or ordinance, or any order or ruling of any court or governmental entity, and (c) do not result in a breach of or constitute a default (or an event which with the passage of time or giving of notice, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of or give rise to any right of termination, cancellation, imposition of fees or penalties under, any





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contract, obligation, debt, note, bond, lease, mortgage, license, indenture or other instrument to which the Company is a party or by which the Company, or any of its properties or assets, may be bound.

                 2.2.3 Corporate Power and Authority; Governmental or Other Consents. The Company has all requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted, and to own, lease, sell or operate its properties. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Investment Documents to which it is a party, and any other instruments or documents executed and delivered by it hereunder. No governmental or other consents, approvals, authorizations, registrations, declarations or filings are required for the execution, delivery and performance of the Investment Documents by the Company. The Company is not subject to any law, rule or regulation restricting in any way its ability to incur indebtedness or to issue shares of its capital stock or rights to acquire such shares. Neither the execution and delivery of this Agreement or the other Investment Documents nor the fulfillment of or compliance with their respective provisions and terms will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, order, writ or decree, or any Material Agreement or create any security interest, chattel mortgage, lien or other encumbrance upon any of the property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party or by the Company or its assets are bound, except those in favor of the Purchaser expressly created by the Investment Documents.

                 2.2.4 Due Authorization; Validity; Enforceability. The Investment Documents and all other instruments or documents executed by the Company in connection with the Investment Documents (including the Senior Subordinated Notes when executed and delivered in accordance with this Agreement) have been duly authorized, executed and delivered, and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity).

                 2.2.5 Ownership of Assets. The Company (i) is the owner or has the lawful right to use in the manner currently used by the Company all of the assets used in its business or currently reflected as assets of the Company on the financial statements of the Company and (ii) has good title (and with respect to leased property, a leasehold interest in accordance with the terms of the lease relating to such property) to its interest in such assets free and clear of all claims, Liens, title defects and objections, easements, equities, rights of way, covenants, restrictions, security interests or other encumbrances except for Liens permitted to exist pursuant to Section 5.5 and involuntary Liens arising in the ordinary course of business and securing sums not yet due.





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                 2.2.6    Financial Statements; Other Information.  (a)  The
Company has delivered to Purchaser copies of the Financial Statements, attached as EXHIBIT D. The Financial Statements present fairly in all material respects in accordance with GAAP consistently applied with prior periods the financial condition, results of operations, earnings, shareholder's equity and cash flows of the Company as of the dates and for the periods covered thereby and disclose all material Liabilities of the Company of a nature required to be disclosed in financial statements in accordance with GAAP, whether liquidated or unliquidated, fixed, contingent or inchoate.

                          (b)     The information contained in that certain
Medirisk, Inc. Confidential Information Memorandum, dated October 19, 1995, provided to Purchaser on behalf of the Company was true and correct in all material respects as of the date thereof; provided, however, that such Confidential Information Memorandum is subject to the disclosures contained therein and no representation or warranty is made hereunder with respect to any projections or projected consolidated financial statements included in such Confidential Information Memorandum or the assumptions used to prepare such projections or projected consolidated financial statements; provided, further, that the Company believes such assumptions to be reasonable as of the date of this Agreement, except as disclosed on SCHEDULE 2.2.6.1. Purchaser acknowledges and agrees that, as set forth on SCHEDULE 2.2.6.1, the Company has informed Purchaser that some of the assumptions used to prepare such projections or projected financial statements are not correct as of the date of this Agreement.

                          (c)     The pro forma balance sheet as of November
30, 1995 and the related pro forma statements of income attached hereto as
SCHEDULE 2.2.6.2 for the eleven-month period ending November 30, 1995 reflecting the pro forma combined results of operations for the Company and Formations In Health Care, Inc. for such period were prepared in good faith, and such pro forma statements present fairly in all material respects in accordance with GAAP the financial condition, results of operations, earnings and shareholder's equity of the Company and Formations In Health Care, Inc. as of the dates and for the periods covered thereby (except that such pro forma statements (i) do not contain notes thereto or statements of cash flows and are subject to customary year-end audit adjustments, (ii) assume that the Company's acquisition of Formations In Health Care, Inc. was closed effective January 1, 1995, (iii) reflect information based upon the financial statements of Formations In Health Care, Inc., which are prepared upon the cash basis, rather than the accrual basis, (iv) assume that such acquisition will be accounted for by the Company as a "pooling of interests" when such acquisition will, in fact, be accounted for by the Company as a purchase, and (v) were prepared in part based upon financial information provided to the Company by Formations In Health Care, Inc., which information the Company has not independently verified). Purchaser acknowledges and agrees that such pro forma statements are based in part upon information prepared by the management of Formations In Health Care, Inc. and furnished to the Company, which information the Company believes to be correct but is unable independently to verify.





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                 2.2.7    Absence of Undisclosed Liabilities.  The Company has
no material Liabilities except (i) Liabilities that are reflected or reserved against in the Financial Statements, or (ii) Liabilities incurred in the ordinary course of business since September 30, 1995. Except for information concerning Formations In Health Care, Inc. and its business and operations, all information provided to Purchaser in or as part of the Schedules to this Agreement, or that is set forth or described in any such Schedule, is true and correct in all material respects, and with respect to information concerning Formations In Health Care, Inc. and its business and operations, to the knowledge of the Company, all such information that has been provided to Purchaser in or as part of the Schedules to this Agreement is true and correct in all material respects.

                 2.2.8    Absence of Certain Changes.  Except as set forth on
SCHEDULE 2.2.8, since September 30, 1995, the Company has not:

                          (a)     suffered any material adverse change in its
financial condition, working capital, assets, Liabilities, earnings, reserves, business, operations or prospects;

                          (b)     suffered any loss, damage, destruction or
other casualty materially and adversely affecting any of its properties, assets or business whether or not covered by insurance;

                          (c)     borrowed or agreed to borrow any funds except
pursuant to this Agreement and except for the incurrence of trade accounts payable in the ordinary course of business and consistent with past practice;

                          (d)     sold, transferred, assigned or otherwise
disposed of any of its property or assets in excess individually or in the aggregate of $50,000 or permitted, or allowed, any of its property or assets to be subjected to any Lien or restriction of any kind, except for properties and assets sold or encumbered since September 30, 1995 in the ordinary course of business and consistent with past practice;

                          (e)     declared, paid or set aside for payment any
dividend or other distribution in respect of its capital stock or other securities or equity interests or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities or equity interests; or

                          (f)     made any change in any method of accounting
or accounting practice or any change in depreciation or amortization policies or rates theretofore adopted.

                 2.2.9 Regulatory Compliance. The Company possesses all permits and other authorizations from federal, foreign, state and local governmental authorities required by applicable provisions of law to permit it to operate the Business, except where





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the failure to have such a permit or authorization would not have a Material
Adverse Effect.

                 2.2.10 Litigation. There is no (a) legal, administrative, arbitration or other proceeding, suit, claim or action of any nature, investigation or controversy, pending or, to the knowledge of the Company, threatened against the Company, whether at law or in equity, or before or by any arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality and the Company has no knowledge of any facts or circumstances that reasonably could be expected to result in such a procedure, suit, claim, action, investigation or controversy; or (b) judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company.

                 2.2.11 Taxes. Except as set forth in SCHEDULE 2.2.11, the Company has duly and timely filed all federal, state, local and foreign tax reports and returns required to be filed on or before the Closing Date with respect to all federal, state, local and foreign taxes, including, but not limited to, all income, ad valorem, property, and value added sales and use taxes, except where the failure to so file has subsequently been corrected or would not have a Material Adverse Effect. All taxes and other related charges due or claimed to be due from the Company by federal, state, local or foreign taxing authorities have been paid, or are being contested in good faith by appropriate proceedings and, as of the respective dates thereof, were adequately reserved for on the Financial Statements. There are no pending audits of any tax return of the Company filed with any governmental agency, and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign income tax return or report for any period.

                 2.2.12 Insurance. The Company has obtained insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses in the relevant jurisdiction and owning or leasing similar properties. All such policies are in full force and effect, and all premiums with respect thereto are currently paid. A complete list of all such policies is contained in SCHEDULE 2.2.12.

                 2.2.13 Debt Instruments. SCHEDULE 2.2.13 contains a complete list of all loan agreements, promissory notes, letters of credit, security agreements or other financing documents to which the Company is a party or by which the Company or any of its properties or assets (including, without limitation, equipment subject to any equipment lease), is bound which individually or in the aggregate involve an obligation of $50,000 or more (the "Debt Instruments"), together with a description of the term and amount owing in respect thereof. There are no existing material defaults by the Company or any other obligor under or party to any such Debt Instrument, and no event has occurred which (whether with notice, lapse of time, or both, or the happening or occurrence of any other event) would constitute a material default by the Company or give rise to the right of any holder to accelerate the indebtedness represented thereby.





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                 2.2.14   Benefit Plans.

                          (a)     Except as set forth in SCHEDULE 2.2.14(A),
the Company does not maintain or contribute to any "employee pension benefit plan," as such term is defined in Section 3(2) of ERISA; and each such "employee pension benefit plan" set forth in SCHEDULE 2.2.14(A) ("Pension Plan") is in compliance with the applicable provisions of ERISA, the Code, and all other law, except where the failure to be in such compliance can be cured within applicable statutory or regulatory cure periods and such failures would not in the aggregate result in a fine, penalty or excise tax in excess of $5,000. Complete copies of all Pension Plans and all summary plan descriptions of Pension Plans, as in effect on the date hereof, have been delivered to Purchaser;

                          (b)     Except as set forth in SCHEDULE 2.2.14(B), no
Pension Plan, fiduciary thereof or trust created thereunder has engaged in a transaction that might reasonably be expected to subject the Company, directly or indirectly, to any tax on prohibited transactions imposed by Section 4975 of the Code or to any civil penalty imposed by Section 502 of ERISA;

                          (c)     Except as set forth in SCHEDULE 2.2.14(C),
the Company does not maintain or contribute to any "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA; and each such "employee welfare benefit plan" set forth in SCHEDULE 2.2.14(C) ("Welfare Plan") is in compliance with the applicable provisions of ERISA, the Code, and all other law, except where the failure to be in such compliance can be cured within applicable statutory or regulatory cure periods and such failures would not in the aggregate result in a fine, penalty or excise tax in excess of $5,000. Complete copies of all Welfare Plans and all summary plan descriptions of Welfare Plans, as in effect on the date hereof, have been provided to Purchaser;

                          (d)     Except as set forth in SCHEDULE 2.2.14(D),
the Company does not maintain or contribute to any bonus, incentive compensation, stock option, stock purchase, or other fringe benefit plan or program, whether or not reflected in a written document;

                          (e)     Except as set forth in SCHEDULE 2.2.14(E), no
Pension Plan (either currently sponsored by the Company or terminated by the Company within the past six years) has (i) incurred an "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a plan with respect to which a Reportable Event has occurred within six (6) years prior to the Closing Date; or (iii) been a plan with respect to which any termination liability to the PBGC has been or is expected to be incurred or with respect to which there exist conditions or events that have occurred presenting a risk of termination by the PBGC; and

                          (f)     The Company: (i) has not incurred a partial
or complete withdrawal from a "multiemployer plan" within the meaning of
Section 3(37) of ERISA to which the Company has been obligated to contribute ("Multiemployer Plan") which





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

resulted in the imposition of withdrawal liability under the Multiemployer Pension Plan Amendments Act of 1980, as amended, that has not been assessed and paid in full on the date hereof, or which could result in the imposition of withdrawal liability under such act; and (ii) does not participate in any Multiemployer Plan with respect to which the Company or its ERISA Affiliates would have withdrawal liability in the event of a complete withdrawal on the Closing Date.

                 2.2.15 Certain Contracts and Commitments. Except as set forth in SCHEDULE 2.2.15:

                          (a)     The Company has no collective bargaining or
union contracts or agreements;

                          (b)     The Company has not entered into any written
agreement restricting it from carrying on its business within the United States or any subdivision thereof;

                          (c)     The Company is not a party to any "safe
harbor lease" as defined in Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to amendment by the Tax Equity and Fiscal
Responsibility Act of 1982;

                          (d)     The Company is not in default on any
Indebtedness, or on any material lease, commitment, contract, instrument or obligation by which it or its properties or assets is bound (collectively the "Material Agreements" and individually a "Material Agreement"), and, to the knowledge of the Company, no other party to any of the Material Agreements is in default of any material provision of such Material Agreement; and

                          (e)     The Company is not a party to any
shareholders agreement, registration rights agreement or other currently effective agreement with any of its shareholders with respect to the stock or operations of the Company.

                 2.2.16   Labor Matters.  Except to the extent set forth in
SCHEDULE 2.2.16: (a) the Company is and has been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination, occupational safety and health, and unfair labor practices; (b) there is no unfair labor practice complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable state, local or foreign agency nor are any disputes, claims or legal proceedings pending or threatened before any court or tribunal arising under contract, common law or pursuant to any employment legislation, and no liability has been incurred by the Company that remains undischarged in respect of any unfair labor practice complaint or any breach of contract claim or any award under employment legislation or for wrongful dismissal, and no order has been made for reinstatement or re-engagement of any former employee; (c)





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

there is no labor strike, dispute, slowdown or stoppage or other industrial action actually pending or, to the knowledge of the Company, threatened against or directly affecting the employees of the Company; (d) to the knowledge of the Company, no union representation question exists and no union or other organization of employees are recognized for collective bargaining purposes, and no union organization effort is underway, respecting the employees of the Company; (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending, and, to the knowledge of the Company, no claims therefor exist, except where such grievance or claim would not have a Material Adverse Effect; (f) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the Closing Date or amounts required to be reimbursed to such employees, and the Company is not otherwise in breach of any contract of employment of any employee; or (g) upon termination of the employment of any of the employees of the Company, the Company will not be liable to any of its employees for severance pay.

                 2.2.17 Compliance with Law. The Company is in material compliance with all laws, regulations and orders applicable to the Business, including, without limitation, applicable building, planning, zoning or health laws, ordinances and regulations. The Company has not received any notification that it is in violation of any such laws, regulations or orders, and neither the Company nor, to the knowledge of the Company, any employee thereof (while acting in such capacity), has made any payment or gift to or for the benefit of any Person, which payment or gift violates any statute or law.

                 2.2.18 No Subordination. Other than the obligation of Purchaser to enter into a subordination agreement with respect to the Senior Debt as contemplated by Section 4.1, there is no agreement, indenture, contract or instrument to which the Company is a party or by which it may be bound that requires the subordination in right of payment of any of the Obligations to the repayment of any other obligation of the Company.

                 2.2.19 Solvency. The Company is Solvent prior to, and after giving effect to, the transactions contemplated by the Investment Documents.
No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by the Investment Documents with the intent to hinder, delay or defraud either present or future creditors of the Company.

                 2.2.20 Valid Issuance. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and has been issued in material compliance with applicable securities and other similar laws. When issued after the amendment of the Articles of Incorporation of the Company contemplated by Section 3.1.4 in accordance with, and for the consideration specified in, this Agreement, the Preferred Stock will have been duly authorized and validly issued and will be fully paid and non-assessable, and Purchaser will receive title to such Preferred Stock free and clear of any lien, charge or encumbrance created by the action or inaction of the Company. When issued after such amendment upon exercise of the warrants issued pursuant to the Warrant Agreement in accordance with, and for the consideration specified in, the Warrant Agreement, the Series A Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable, and Purchaser will receive title to such Series A Common Stock free and clear of any lien, charge or encumbrance created by the action or inaction of the Company.

                 2.2.21 Proprietary Rights. The Company owns or has the right to use all patents, trademarks, trade names, service marks, service names, trade secrets, copyrights and other proprietary intellectual property rights and applications therefor, and any corporate or other name, (collectively, "Proprietary Rights") as are used or held for use in the Company's business free and clear of any encumbrance other than the rights of licensors of Proprietary Rights licensed to the Company and other than the rights of licensees of Proprietary Rights licensed by the Company to others.
SCHEDULE 2.2.21 sets forth a list of all Proprietary Rights that are owned by or licensed to the Company and that are not readily commercially available and sets forth a list of any licenses or other agreements related thereto.
SCHEDULE 2.2.21 indicates whether and where any such Proprietary Right has been registered or filed by the Company with the United States Patent and Trademark Office or the corresponding office of any other jurisdiction. Except as set forth in SCHEDULE 2.2.21: (i) no Person has a right to receive a royalty or similar payment from the Company in respect of any Proprietary Rights, whether pursuant to any contractual arrangements entered into by the Company or otherwise; (ii) the Company does not have any licenses granted by or to it or any other agreements to which it is a party relating in whole or in part to any of the Proprietary Rights owned by the Company; (iii) neither any of the Proprietary Rights nor the use thereof by the Company infringes upon or otherwise violates any intellectual property rights of a third party; (iv) there are no proceedings instituted against or written notices received by the Company that are presently outstanding that allege that the use by the Company of the Proprietary Rights infringes upon or otherwise violates any intellectual property rights of a third party; (v) the Company has no knowledge of any infringement or violation of the rights of the Company in or to the Proprietary Rights by any third party; (vi) no claim has been asserted in writing to the Company or, to the knowledge of the Company, threatened by any Person with respect to the ownership, validity, license or use of, or any infringement resulting from, any of the Proprietary Rights used by the Company or the provision or sale of any services or products of the Company; (vii) the Company has the right to provide and sell the services and products provided and sold by it and to conduct its business as heretofore conducted using the Proprietary Rights, and the consummation of the transactions contemplated hereby will not alter or impair any such rights; and (viii) no officer, director or employee of the Company owns or has any interest in any Proprietary Rights or any secret, invention or process used by the Company in connection with its business.

                 2.2.22   Environmental Matters.  Except as set forth in
SCHEDULE 2.2.22:

                          (a)     The Company is in compliance with all
material provisions of the Environmental Laws, except where the failure to so be in compliance will not result in a Material Adverse Effect.

                          (b)     The Company has not received any assessment,
notice of liability or notice of financial responsibility, and the Company has not received any notice of any action, claim or proceeding to determine such liability or responsibility, or the amount thereof, or to impose civil penalties, with respect to a site listed on any federal or state listing of sites containing or believed to contain Hazardous Wastes. The Company has not received notification that any Hazardous Wastes that it has disposed of have been found in any site at which any governmental agency is conducting an investigation or other proceeding under any Environmental Law.

                          (c)     To the knowledge of the Company no property,
and no portion of any building, structure, facility or improvement located on such property, that is used or occupied by the Company in its business (i) contains friable asbestos or polychlorinated byphenyls ("PCBs"); (ii) has electrical transformers, fluorescent light fixture ballasts or other equipment containing PCBs installed thereon or therein; (iii) is used for the handling, processing, storage or disposal or Hazardous Wastes; or (iv) contains above-ground or underground storage tanks or other storage facilities for Hazardous Wastes.

                          (d)     No excise taxes have been imposed on the
Company pursuant to Sections 4611, 4661 or 4681 of the Code.

                 2.2.23 Collection of Accounts Receivable. Except as set forth in the columns labeled "ADJ" and "OUTSTANDING 04-Jan-96" on attached
SCHEDULE 2.2.23, the Company has collected all receivables shown on the balance sheet of the Company as of September 30, 1995 included in the Financial Statements attached hereto as EXHIBIT D..


                                   SECTION 3
                              CONDITIONS PRECEDENT

         3.1 Purchaser's Conditions to Initial Closing. The obligation of Purchaser to purchase the Preferred Stock, as well as the binding nature of Purchaser's obligation to purchase Senior Subordinated Notes, is subject to the fulfillment or waiver of all of the following conditions prior to, or contemporaneously with, the closing of the purchase and sale of the Preferred Stock (the "Closing"); from and after the Closing, the obligation of Purchaser to purchase Senior Subordinated Notes is subject only to the conditions set forth in Section 3.2:

                 3.1.1 Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date; and as of the Closing Date, no Event of Default shall have occurred and be continuing and no Event of Default shall occur upon the consummation of the transactions contemplated by the Investment Documents. Purchaser shall have received a certificate of an officer of the Company certifying the provisions of this Section 3.1.1.

                 3.1.2 Executed Documents. The Company shall have delivered, or shall have caused to be delivered, to Purchaser, the following documents, duly executed by all parties thereto:

                          (a)     this Agreement;

                          (b) a certificate representing the Preferred Stock purchased hereunder;

                          (c) a Senior Subordinated Note, if any, in the principal amount of any Senior Subordinated Note to be sold on the Closing Date;

                          (d) the Warrant Agreement and certificates representing the warrants, if any, issued pursuant thereto;

                          (e)     the Shareholders Agreement;

                          (f)     the Registration Rights Agreement;

                          (g)     the Consent and Modification Agreement; and

                          (g)     the legal opinion of Alston & Bird
                                  substantially in the form attached hereto as EXHIBIT H.

                 3.1.3 Certified Documents, Etc. The Company shall have delivered, or shall have caused to be delivered, to Purchaser copies of the following documents, duly certified, or the following certificates, as applicable:

                          (a)     Resolutions of the Board of Directors of the
Company authorizing (1) the execution, delivery and performance of the Investment Documents, (2) the consummation of the transactions contemplated by the Investment Documents, (3) the reservation of the shares to be issued upon exercise of the warrants issued under the Warrant Agreement or conversion of the Preferred Stock, and (4) all other actions to be taken by the Company in connection with the Investment Documents;

                          (b)     Certificates, signed by the Secretary of the
Company dated as of the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the Person or Persons authorized to execute the Investment Documents on behalf of the Company, together with evidence of the incumbency of such company officer;

                          (c)     The articles of incorporation of the Company,
certified as of a recent date by the Secretary of State of the state under the laws of which the Company is incorporated and copies of the bylaws of the Company, certified as of the Closing Date by the Secretary of the Company; and

                          (d)     A certificate of status, good standing or
existence with respect the Company from the Secretary of State of the state under the laws of which the Company is incorporated, dated as of a recent date.

                 3.1.4 Amendment of Articles of Incorporation. The Company shall have amended and restated its Articles of Incorporation, in form and substance acceptable to Purchaser, and the Amended and Restated Articles of Incorporation so adopted shall have the Preferred Stock as part of the Company's authorized capitalization.

                 3.1.5 Other Acts, Conditions, Etc.. All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Investment Documents and to constitute the same legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

                 3.1.6 Documents in Satisfactory Form. All documentation, including, without limitation, documentation for corporate and legal proceedings, and all instruments in connection with the transactions contemplated by the Investment Documents and all documents executed and delivered in connection with the Investment Documents shall be reasonably satisfactory in form and substance to Purchaser (including without limitation all disclosure schedules prepared in connection with the Investment Documents), and Purchaser shall have received all further information and documents that Purchaser may have reasonable requested, such documents where appropriate to be certified by proper authorities and corporate officials and parties.

         3.2 Purchaser's Conditions to Subsequent Closings. The obligation of Purchaser to purchase Senior Subordinated Notes on the Subsequent Closing Dates is subject to the fulfillment of all of the following conditions prior to, or contemporaneously with, the Subsequent Closing:

                 3.2.1 Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of such Subsequent Closing Date, with the same effect as though made on and as of such Subsequent Closing Date, except for changes (i) occurring in the ordinary course of the Company's business; (ii) occurring in connection with the incurrence of Senior Debt and Other Credit Facilities, (iii) occurring in connection with acquisitions permitted under Sections 5.6 and 5.8 and (iv) disclosed in updated disclosure schedules to this Agreement (including disclosure schedules with respect to Sections of this Agreement that do not currently refer to a SCHEDULE for an exception to the representation and warranty made in such Section) delivered by the Company to Purchaser not less than five Business Days prior to the Subsequent Closing Date, all of which changes do not, individually or in the aggregate, represent a Material Adverse Effect; and as of such Subsequent Closing Date, the Company shall not have violated or be in violation of any covenant or agreement to be performed by the Company under any of the Investment Documents, and no Event of Default shall have occurred and be continuing and no Event of Default shall occur upon the consummation of the transactions contemplated by the Investment Documents. Purchaser shall have received a certificate of an officer of the Company, dated as of such Subsequent Closing Date, certifying the provisions of this Section 3.2.1.

                 3.2.2 Executed Documents. The Company shall have delivered, or shall have caused to be delivered, to Purchaser, the following documents, duly executed by all parties thereto:

                          (a) a Senior Subordinated Note in the principal amount of the Senior Subordinated Note to be sold on such Subsequent Closing Date, as such principal amount is specified in the Notice of Borrowing delivered by the Company to Purchaser with respect to such sale pursuant to Section 1.2(a); and

                          (b) a certificate representing the warrants issued pursuant to the Warrant Agreement upon such sale of Senior Subordinated Notes.

                 3.2.3 Certified Documents, Etc. The Company shall have delivered, or shall have caused to be delivered, to Purchaser copies of the following documents, duly certified, or the following certificates, as applicable:

                          (a)     A certificate of the Secretary of the Company
to the effect that the resolutions of the Board of Directors of the Company authorizing (1) the execution, delivery and performance of the Investment Documents; (2) the consummation of the transactions contemplated by the Investment Documents, (3) the reservation of the shares to be issued upon exercise of the Warrants or conversion of the Preferred Stock, and (4) all other actions to be taken by the Company in connection with the Investment

Documents, delivered at the initial Closing have not been amended, modified or revoked in any respect;

                          (b)     Certificates, signed by the Secretary of the
Company dated as of the Subsequent Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the Person or Persons authorized to execute the Investment Documents on behalf of the Company, together with evidence of the incumbency of such company officer; and

                          (c)     A certificate of status, good standing or
existence with respect the Company from the Secretary of State of the state under the laws of which the Company is incorporated, dated as of a recent date.

                 3.2.4 Key Man Insurance. The "key man" life insurance on the life of Mark Kaiser described in Section 4.2.6 shall be in full force and effect, and Purchaser shall, as required by such Section 4.2.6, be named as the beneficiary thereof as provided in such Section 4.2.6.

         3.3 The Company's Conditions to Initial Closing. The obligation of the Company to sell the Preferred Stock, as well as the binding nature of the Company's obligation to sell Senior Subordinated Notes, is subject to the fulfillment or waiver of all of the following conditions prior to, or contemporaneously with, the Closing; from and after the Closing, the obligation of the Company to sell Senior Subordinated Notes is subject only to the conditions set forth in Section 3.4:

                 3.3.1 Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date. The Company shall have received a certificate of an officer of Purchaser certifying the provisions of this
Section 3.3.1.

                 3.3.2 Executed Documents. Purchaser shall have delivered, or shall have caused to be delivered, to the Company, the following documents, duly executed by all parties thereto:

                          (a)     this Agreement;

                          (b)     the Warrant Agreement;

                          (c)     the Shareholders Agreement;

                          (d)     the Registration Rights Agreement; and

                          (e) the legal opinion of Fowler, White, Gillen, Boggs, Villareal and Banker, P.A. substantially in the form attached hereto as
                                  EXHIBIT I.

                 3.3.3 Certified Documents, Etc. Purchaser shall have delivered, or shall have caused to be delivered, to the Company copies of the following documents, duly certified, or the following certificates, as applicable:

                          (a)     Resolutions of the Board of Directors or
Executive Committee of the Board of Directors of Purchaser authorizing (1) the execution, delivery and performance of the Investment Documents, (2) the consummation of the transactions contemplated by the Investment Documents, and
(3) all other actions to be taken by Purchaser in connection with the Investment Documents;

                          (b)     Certificates, signed by the Secretary or an
Assistant Secretary of Purchaser dated as of the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the Person or Persons authorized to execute the Investment Documents on behalf of Purchaser, together with evidence of the incumbency of such company officer; and

                          (c)     A certificate of status, good standing or
existence with respect Purchaser from the Secretary of State of the state under the laws of which Purchaser is incorporated, dated as of a recent date.

         3.4 The Company's Conditions to Subsequent Closings. The obligation of the Company to sell Senior Subordinated Notes on the Subsequent Closing Dates is subject to the fulfillment of all of the following conditions prior to, or contemporaneously with, the Subsequent Closing:

                 3.4.1 Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects on and as of such Subsequent Closing Date, with the same effect as though made on and as of such Subsequent Closing Date. The Company shall have received a certificate of an officer of Purchaser, dated as of such Subsequent Closing Date, certifying the provisions of this Section 3.4.1.

                 3.4.2 Certified Documents, Etc. Purchaser shall have delivered, or shall have caused to be delivered, to the Company copies of the following documents, duly certified, or the following certificates, as applicable:

                          (a)     A certificate of the Secretary or an
Assistant Secretary of Purchaser to the effect that the resolutions of the Board of Directors or Executive Committee of the Board of Directors of Purchaser authorizing (1) the execution, delivery and performance of the Investment Documents; (2) the consummation of the transactions contemplated by the Investment Documents, and (3) all other actions to be taken by

Purchaser in connection with the Investment Documents, delivered at the initial Closing have not been amended, modified or revoked in any respect; and

                          (b)     Certificates, signed by the Secretary or an
Assistant Secretary of Purchaser dated as of the Subsequent Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the Person or Persons authorized to execute the Investment Documents on behalf of Purchaser, together with evidence of the incumbency of such company officer.


                                   SECTION 4
                             AFFIRMATIVE COVENANTS

         4.1 Subordination by Purchaser. Purchaser agrees that the indebtedness represented by the Senior Subordinated Notes is to be subordinate to one or more secured credit facilities in an aggregate original principal amount not to exceed $2,000,000 obtained by the Company subsequent to the Closing Date for the purposes of financing working capital requirements in the ordinary course of business and/or financing equipment purchases (the "Senior Debt"). Purchaser agrees to enter into a subordination agreement on commercially reasonable terms with the Bank or Banks providing such secured credit facilities to the Company, the terms of which subordination agreement will not unreasonably restrict Purchaser's rights to accelerate the maturity of the Senior Subordinated Notes or to pursue its remedies upon an Event of Default; provided, however, that Purchaser shall not be required to subordinate the indebtedness represented by the Senior Subordinated Notes to more than $2,000,000 in aggregate original principal amount of Senior Debt; provided, further, that such Senior Debt shall be on terms and conditions reasonably customary for secured working capital or equipment financing credit transactions.

         4.2 Covenants of the Company. The Company covenants that so long as any of the Obligations of the Company to Purchaser hereunder or under any of the other Investment Documents remains outstanding, and until final payment in full of the Senior Subordinated Notes, the Company shall, and shall cause each Affiliated Company of the Company to:

                 4.2.1 Punctual Payments. Pay when due: (a) the interest and principal on the Senior Subordinated Notes, at the times and place and in the manner specified therein, (b) any fees or other liabilities due hereunder at the times and place and in the manner specified herein, (c) any taxes, assessments or governmental charges of any governmental authority, and (d) any other obligation of the Company for or in respect of Indebtedness, unless in the cases of (c) and (d), the same (i) is being contested by the Company in good faith and (ii) does not result in (A) any Lien upon any material asset of the Company or upon any substantial portion of the Company's assets, (B) an acceleration of any other material obligation of the Company or (C) the loss of any material right under or the material breach of any agreement that is material to the Company. Pay within 30 days after the scheduled due date, or such later date as may be possible without the incurrence of a material penalty, any and all obligations of the Company not described in the immediately preceding sentence, unless any of the same is being contested by the Company in good faith.

                 4.2.2 Accounting Records. Maintain adequate books and records in accordance with GAAP, and permit any representative of Purchaser, during the Company's regular business hours upon reasonable notice, to inspect, copy, audit and examine such books and records and inspect the properties of the Company and its Affiliated Companies.

                 4.2.3 Reporting Requirements. (a) Provide Purchaser with copies of all notices of meeting delivered to the members of the Board of Directors of the Company and of all other materials delivered to the members of the Board of Directors in their capacity as such or to the Investors (as defined in the Consent and Modification Agreement) in their capacity as such.

                          (b)     In addition, the Company will provide
Purchaser with:

                                  (i)      as soon as available and in any
event within 120 days after the end of each Fiscal Year (other than the Fiscal Year ended December 31, 1995, in which event on or before June 30, 1996), audited consolidated financial statements of the Company and its Affiliated Companies as of the end of and for such Fiscal Year, together with an unqualified report thereon of the Company's independent certified public accounting firm, such financial statements to include a balance sheet, statements of income, shareholders' equity and cash flows, and footnotes, all prepared in accordance with GAAP;

                                  (ii)     as soon as available and in any
event within 30 days after the end of each month, a consolidated balance sheet of the Company and its Affiliated Companies as of the end of such month and statements of income, retained earnings and cash flows of the Company and its Affiliated Companies for such month and for the Fiscal Year to date, prepared in accordance with GAAP subject to normal year-end audit adjustments applied on a basis consistent with prior years;

                                  (iii)    as soon as possible and in any event
within ten Business Days after the Company has knowledge of the occurrence of any Event of Default or Potential Default, a statement of the chief executive officer, chief financial officer or chief operating officer of the Company setting forth details of such event and the action that the Company and its Affiliated Companies propose to take with respect thereto;

                                  (iv)     as soon as possible and in any event
within ten Business Days after acquiring knowledge thereof, written notice of all litigation, actions, suits or proceedings threatened or commenced affecting the Company or any of its

Affiliated Companies or the properties or business of the Company or any of its Affiliated Companies if the relief sought thereunder is either unspecified as to amount, or is for damages in excess of $10,000 or, if awarded, could reasonably be expected to materially and adversely affect the business, properties, condition (financial or otherwise), or operations of the Company or any of its Affiliated Companies; and as soon as possible and in any event within five Business Days after any material development or change in the status of any such litigation, action, suit or proceeding, notice of such development or change;

                                  (v)      promptly after the furnishing
thereof, copies of any statement or report furnished to any other holder of the debt or equity securities of the Company or any of its Affiliated Companies, including without limitation any statement or report furnished pursuant to the terms of any stock purchase, indenture, loan or credit or similar agreement and not otherwise required to be furnished to Purchaser pursuant to any other clause of this Section 4.2.3, but excluding (i) any statement or request delivered to any holder of the debt or equity securities of the Company or any of its Affiliated Companies other than in such Person's capacity as a holder of such debt or equity and (ii) routine correspondence between the Bank and the Company; and

                                  (vi)     prompt written notice of the
occurrence of any event that has had, or that could reasonably be expected to have, a Material Adverse Effect on the Company.

                 4.2.4 Existence; Compliance With Law and Material Agreements. Preserve and maintain its corporate existence, and all of its licenses, permits, governmental approvals, rights, privileges and franchises necessary or desirable in the normal conduct of its business as now conducted or presently proposed to be conducted; conduct its business in an orderly and regular manner; comply with the provisions of all material agreements to which the Company is a party, except where such failure to comply will not cause a Material Adverse Effect on the Company or cause the Company to lose any of its material rights under such agreements, comply with the provisions of all documents pursuant to which it is organized or which govern its continued existence; and comply with the requirements of all applicable laws, rules, regulations, ordinances, orders of any governmental authority, including, without limitation, all applicable Environmental Laws and ERISA, and requirements for the maintenance of its insurance, licenses, permits, governmental approvals, rights, privileges and franchises, including, but not limited to, all applicable federal, state, regional or local environmental laws, rules, regulations, ordinances and orders.

                 4.2.5 Insurance. Maintain and keep in force with insurers reasonably acceptable to Purchaser insurance of the types and in amounts customarily carried in lines of business similar to its line of business in the relevant jurisdiction, including without limitation fire, extended coverage, public liability, property damage, business interruption, and workers' compensation, and deliver to Purchaser, from time to time, at Purchaser's request, schedules setting forth all insurance then in effect. All premiums on insurance policies required under this Section shall be paid by the Company.

                 4.2.6 Key Man Insurance. Within 180 days after Closing, the Company shall obtain from an insurer reasonably acceptable to Purchaser, and thereafter shall maintain until the Senior Subordinated Notes are repaid in full, a policy of "key man" life insurance insuring the life of Mark A. Kaiser in an amount equal to $2,000,000, and naming the Purchaser the beneficiary thereof up to the principal amount of the Senior Subordinated Notes held by Purchaser at any time. In the event of the death of Mr. Kaiser, the Purchaser shall credit toward the prepayment of the Senior Subordinated Notes, as and when received by Purchaser, the proceeds of such policy up to the aggregate amount of the Senior Subordinated Notes and all interest accrued thereunder outstanding at such time. The Company shall not change such beneficiary of, or pledge or otherwise grant a security interest in, such "key man" life insurance policy, to secure the Senior Debt or otherwise. Notwithstanding the foregoing provisions of this Section 4.2.6, until January 1, 1997, Purchaser shall be named the beneficiary the entire face amount of such policy without limitation as to the principal amount of the Senior Subordinated Notes; and if Mr. Kaiser dies on or prior to December 31, 1996, the Company shall, unless otherwise directed by Purchaser, deliver all of the proceeds of such policy, if, as and when received, to Purchaser (and Purchaser shall be entitled to retain all such proceeds delivered to Purchaser), which proceeds shall first be applied toward the prepayment of the Senior Subordinated Notes and shall, if such proceeds are greater that the then-outstanding amount of the Senior Subordinated Notes, then be retained by Purchaser without further obligation hereunder as a reduction of the purchase price paid by Purchaser for the Preferred Stock.

                 4.2.7 Notice to Purchaser. Promptly (but in no event more than five Business Days after the occurrence of each such event or matter) the Company shall give notice in writing to Purchaser of: (a) any change in its name, state of incorporation, organizational structure or composition; (b) any termination or cancellation of any insurance policy which it is required to maintain and which it does not replace with substantially similar coverage; (c) any warranty claim or uninsured or partially uninsured loss or liability through liability or property damage, or through fire, theft or any other cause affecting its property in excess of an aggregate of $250,000; (d) any loss of a customer from which the Company received more than 5% of its revenues during the previous year; (e) any Event of Default or Potential Default; or (f) any event proposed in writing by, or under active discussions with, any Person that, if consummated, could result in a Change of Control.

                 4.2.8 Purchaser's Designee. As promptly as reasonably practicable after the Closing Date, the Company shall cause one vacancy to be created on the Board of Directors of the Company (by increasing the number of members of the Board of Directors or otherwise) and shall, with respect to such vacancy, thereafter immediately cause a person designated by Purchaser to be elected to the Board of Directors. Each designee of the Purchaser shall serve until his successor is duly elected and qualified. The

Company shall include one designee of Purchaser in the slate of nominees recommended by the Board of Directors or the Company's management to shareholders for election as directors at each annual meeting of shareholders of the Company, commencing with the first annual meeting of shareholders after the Closing Date and so long as Purchaser owns Preferred Stock, common stock of the Company and Warrants representing, in the aggregate, ownership of or the right to acquire at least 250,000 shares of Series A Common Stock of the Company (as adjusted for stock splits, stock dividends and similar events occurring after the date of this Agreement). The Company shall vote all shares for which the Company's management or Board of Directors holds proxies or is otherwise entitled to vote in favor of the election of such designee. The Company's management shall in all respects use its best efforts to cause the election of such designee. In the event that such designee shall cease to serve as a director for any reason, the resulting vacancy shall be filled by a designee of Purchaser. Any such designee of Purchaser must be reasonably acceptable to the Company; provided that the Company shall not unreasonably withhold its approval of any such designee. In the event that Purchaser ceases to own Preferred Stock, common stock of the Company and Warrants representing, in the aggregate, ownership of or the right to acquire at least 250,000 shares of Series A Common Stock of the Company (as adjusted for stock splits, stock dividends and similar events occurring after the date of this Agreement) for a period of 90 consecutive days, Purchaser shall cause its designee to resign from the Board of Directors. The Company's obligations under this Section
4.2.8 shall terminate at such time as Purchaser continues to beneficially own Preferred Stock, common stock of the Company and Warrants representing, in the aggregate, ownership of or the right to acquire less than 250,000 shares of Series A Common Stock of the Company (as adjusted for stock splits, stock dividends and similar events occurring after the date of this Agreement) for a period of 180 days. Purchaser and the Company acknowledge and agree that the Shareholders Agreement contains provisions that require the Purchaser to vote to elect certain designees of other shareholders to the Board of Directors and provisions that require other shareholders to vote to elect Purchaser's designee to the Board of Directors.

                 4.2.9 Visitation Rights. The Company shall permit any representatives designated by Purchaser, upon reasonable written notice and during normal business hours and such other times as Purchaser may reasonably request, to (i) visit and inspect any of the properties of the Company, (ii) examine the corporate and financial records of the Company and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of the Company with the directors, officers, key employees and independent accountants of the Company. The presentation of an executed copy of this Agreement by Purchaser to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

                 4.2.10 Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall file all reports required to be filed by it under the Act and the Exchange

Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as the Purchaser may reasonably request, all to the extent required to enable Purchaser or any other holder, from time to time, of the Preferred Stock or shares of Series A Common Stock issuable upon conversion of the Preferred Stock or exercise of warrants issued under the Warrant Agreement to sell the Preferred Stock (or the Series A Common Stock issuable upon conversion thereof) or such Series A Common Stock pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) as and to the extent set forth in the Registration Rights Agreement, a registration statement on Forms S-1, S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to Purchaser a written statement as to whether the Company has complied with such requirements.

                 4.2.11 Public Disclosures. The Company shall not disclose Purchaser's name or identity as an investor of the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of Purchaser, unless such disclosure (i) does nothing more than identify Purchaser as an investor in the Company in a format previously approved by Purchaser or (ii) is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit Purchaser to review and comment upon the form and substance of such disclosure.

                                   SECTION 5
                               NEGATIVE COVENANTS

                 The Company further covenants that, so long as any of the Obligations of the Company to Purchaser hereunder remain outstanding and until final payment in full of the Senior Subordinated Notes, without the prior written consent of Purchaser, the Company shall not, and the Company shall not allow any of its Affiliated Companies to:

         5.1 Use of Funds. Use the proceeds of the purchase and sale of Senior Subordinated Notes for any purpose other than financing the acquisition of businesses in the same general line of business as that engaged in by the Company (as described in Section 5.3) and for ordinary course of business working capital purposes (other than payments of interest or principal due on the Senior Subordinated Notes or the Senior Debt).

         5.2 Dividends, Distributions. Except for dividends payable in respect of the Company's Series A Convertible Preferred Stock and the Preferred Stock, declare or pay any dividend or distribution either in cash, stock or any other property on its capital stock now or hereafter outstanding or on any warrant, option or other right to acquire capital stock now or hereafter outstanding (except for the securities issued or issuable under the Warrant Agreement) or redeem, retire, purchase or otherwise acquire any shares of any class of its capital stock now or hereafter outstanding or any warrant, option or other right to acquire capital stock now or hereafter outstanding (except for the securities issued or issuable under the Warrant Agreement), including without limitation any put, call or other right to payment under any warrant, option or other right to acquire capital stock now or hereafter outstanding (other than the securities issued or issuable under the Warrant Agreement); provided, that any Affiliated Company may pay dividends and distributions to the Company for reasonable and customary administrative expenses of the Company, and (ii) the Company may purchase from any of its current or former employees or officers the shares of Series A Common Stock of the Company owned by any such current or former employee or officer on the terms and conditions set forth in the shareholder agreements between the Company and each such current or former employee or officer with respect to such Series A Common Stock if (A) no Event of Default or Potential Default has occurred at the time of payment for such shares, and (B) purchase of such shares would not create an Event of Default or Potential Default.

         5.3 Business. Discontinue the Business or engage in any business activities or operations substantially different from or unrelated to the development, implementation, sale, marketing and servicing of computer databases, software, information products and other tools (and support services related to such databases, software, information products and tools) to measure, track, report on, and manipulate and analyze healthcare or insurance industry information, including, without limitation, information concerning costs, procedures, treatments, practitioners and protocols.

         5.4 Indebtedness. Create, incur, assume or permit to exist any Indebtedness (other than the Obligations); provided, however, that this Section
5.4 shall not prohibit:

                          (a)     the incurrence of Senior Debt (as defined in
Section 4.1) or Other Credit Facilities (as defined in Section 1.1(b) of the Warrant Agreement);

                          (b)     the incurrence in the ordinary course of
business or trade accounts payable;

                          (c)     Indebtedness for taxes, assessments,
governmental charges or levies;

                          (d)     Indebtedness of the Company existing as of
the Closing Date and disclosed in the Financial Statements or in SCHEDULE 2.2.8 and indebtedness of any business acquired by the Company, which indebtedness was outstanding immediately prior to the acquisition of such business and was fully disclosed to the Company prior to acquiring such business;

                          (e)     purchase money Indebtedness incurred in
connection with the acquisition of equipment and not in excess of $250,000 in the aggregate at any time outstanding;

                          (f)     debt to insurance or bonding companies in
connection with the performance or payment bonds obtained by the Company to secure its performance under contracts entered into in the ordinary course of its business;

                          (g)     debt issued to sellers of businesses acquired
by the Company in full or partial consideration of the purchase of such businesses; and

                          (i)     Indebtedness between the Company and any
wholly-owned Subsidiary so long as it is evidenced by a note or other instrument reasonably satisfactory to Purchaser.

         5.5 Liens. Create or suffer to exist any Lien or any other type of preferential arrangement, upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, or assign any right to receive income to secure any Indebtedness of any Person except:

                          (a)     Liens securing the Senior Debt;

                          (b)     Leases and lessor interests in security
deposits given pursuant to leases of real property entered into by the Company or any of its Affiliated Companies, as lessee, in the ordinary course of business;

                          (c)     Liens for current taxes, assessments or other
governmental charges (i) which are not delinquent, or (ii) the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and which are in respect of claims for current taxes, assessments or other governmental charges not exceeding an aggregate amount of $100,000;

                          (d)     Liens, for charges incurred in the ordinary
course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations entered into in the ordinary course of business;

                          (e)     Liens of attachment and judgment respecting
claims, the validity of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof (i) in an aggregate amount not exceeding $100,000, or (ii) which shall be vacated within 10 days after the creation thereof;

                          (f)     Mechanics', materialmen's or other similar
Liens arising in the ordinary course of business which either (i) are inchoate and relate to an obligation which is not yet due and payable or (ii) are being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and are in an aggregate amount not exceeding $100,000;

                          (g)     Liens incurred in connection with purchase
money Indebtedness permitted under Section 5.5(f);

                          (h)     Liens securing Indebtedness permitted under
subsections (a), (c), (d), and (f), Section 5.4; and

                          (i)     Liens incurred in replacement of Liens
permitted under Section 5.5(a) through (h).

         5.6 Subsidiaries; Investments. Create any Subsidiary, make any capital contribution to or other investment in any Affiliated Company or make any Investment, except for Permitted Investments. Notwithstanding the provisions of the preceding sentence, the Company may, with the prior written consent of Purchaser, which consent will not be unreasonably withheld, create a Subsidiary provided that (i) the Company shall not make any capital contribution to or other investment in excess of $500,000 in any such Subsidiary unless such contribution or investment is approved in advance by Purchaser, (ii) the Company may purchase stock of another corporation in an acquisition transaction (not described in Section 5.8 below) in which the Company becomes the owner of 80% or more of the equity of such corporation;
(iii) each of the terms, covenants and conditions of the Investment Documents applicable to the business and operations of the Company shall be applicable to the business and operations of such Subsidiary, including without limitation all financial covenants and reporting requirements which, unless otherwise required by Purchaser, shall be applied on a consolidated basis, (iv) all financial statements shall be prepared on a consolidated basis and (iv) the Company shall own, directly or indirectly, 100% of the capital stock of such a Subsidiary that is newly created and 80% of the capital stock of an acquired Subsidiary. Purchaser acknowledges and agrees that the Company may acquire all of the outstanding capital stock of Formations in Health Care, Inc. from Pamella Leiter for consideration consisting of cash, stock and options to purchase stock.

         5.7 Guaranteed Indebtedness. Create, assume, incur, or be or become liable for any Guaranteed Indebtedness except: (a) it may endorse negotiable instruments for deposit or collection in the ordinary course of business; (b) any Affiliated Company of the Company may guaranty or become jointly liable with respect to the Obligations; and (c) it may guaranty or become jointly liable on any Indebtedness or Lien which such guarantor would have been permitted to incur under Sections 5.4 and 5.5; (d) guarantees of the Senior Debt or an Other Credit Facility; and (e) guarantees of the Obligations.

         5.8 Mergers. Merge with or into, consolidate with or into, or enter into a statutory share exchange with another Person or acquire all or substantially all of the assets or capital stock of any Person, provided, however, that (i) the Company may acquire all of the outstanding capital stock of Formations in Health Care, Inc. from

Pamella Leiter as permitted in Section 5.6 hereof, (ii) the Company may make acquisitions at fair market value in arm's- length transactions, which do not individually or when taken together with all other acquisitions after the date of this Agreement result in a Change of Control; and (iii) in either event each of the terms covenants and conditions of the Investment Documents applicable to the business and operations of the Company shall be applicable to the business and operations of the acquired company, including without limitation all financial covenants and reporting requirements which, unless otherwise required by Purchaser, shall be applied on a consolidated basis.

         5.9 Restrictions on Sales of Assets. Sell or otherwise dispose of any property except:

                          (a)     sales, leases, rentals or dispositions of
property as a result of a constructive loss or similar loss of the property or a decision to dispose under a fix/sell analysis;

                          (b)     sales, leases, rentals or dispositions of
property in the ordinary course of business and for consideration not less than the fair market value;

                          (c)     sales, leases, rentals or dispositions of
property not in excess of $200,000 in the aggregate during any Fiscal Year; and

                          (d)     the disposition of any obsolete or retired
property not used or useful in its business the fair market value of which obsolete or retired property, singly or when aggregated with all other such assets sold pursuant to this clause (e) over the original term of the Senior Subordinated Notes does not exceed $500,000.

         5.10    Financial Covenants.

                 5.10.1 Consolidated EBITDA. Permit the Consolidated EBITDA determined at the end of each Fiscal Year to be less than the amount specified below:

                   Fiscal Year Ending                          Amount
                   ------------------                          ------
December 31, 1996                                              $  1,800,000
December 31, 1997                                              $  3,900,000
December 31, 1998                                              $  5,900,000
December 31, 1999                                              $  8,800,000
December 31, 2000 and thereafter                               $ 13,000,000


                 5.10.2 Minimum Consolidated Net Worth. Permit Consolidated Net Worth determined at the end of each Fiscal Year specified below to be less than the amount specified below:

                   Fiscal Year Ending                   Amount
                   ------------------                   ------
December 31, 1995                                      $   300,000
December 31, 1996                                      $ 3,500,000
December 31, 1997                                      $ 5,000,000
December 31, 1998                                      $ 8,000,000
December 31, 1999                                      $12,000,000
December 31, 2000 and thereafter                       $16,000,000

                 5.10.3 Consolidated Debt to Consolidated EBITDA. Permit the ratio of Consolidated Debt to Consolidated EBITDA determined at the end of each Fiscal Year to exceed the ratio specified below:

                   Fiscal Year Ending                  Amount
                   ------------------                  ------
December 31, 1996                                      4.0:1.0
December 31, 1997                                      3.0:1.0
December 31, 1998                                      2.0:1.0
December 31, 1999                                      1.0:1.0
December 31, 2000 and thereafter                       1.0:1.0


                 (C) Fixed Charge Coverage. Permit the Fixed Charge Coverage Ratio determined at the end of each Fiscal Year to be less than the ratio specified below:

                   Fiscal Year Ending                  Amount
                   ------------------                  ------
December 31, 1996                                      2.0:1.0
December 31, 1997                                      4.0:1.0
December 31, 1998 and thereafter                       6.0:1.0

         5.11 Prepayment of Indebtedness. Prepay Indebtedness, other than the Senior Debt and the Obligations, before the stated maturity thereof.

         5.12 Executive Compensation. Allow any of its officers, directors or employees to use any assets or property of the Company or any of its Affiliated Companies for personal purposes. Neither the Company nor any of its Affiliated Companies shall increase the salary or other compensation or benefits paid or provided to any officer or director of the Company or such Affiliated Company except to the extent that such increase (a) is commercially reasonable and in accordance with industry standards and (b) is approved by the Compensation Committee (composed entirely of directors who are not employees of the Company or any Affiliate of the Company) of the Board of Directors of the Company or such Affiliated Company, as the case may be, provided that in no event will any option plan or option agreement be amended or instituted which causes the total of all options available for grant to employees, directors and sellers of businesses acquired by the Company, outstanding options issued to employees, directors and sellers of businesses acquired by the Company, and stock issued under any employee benefit plan or otherwise to any employee or director (in his or her capacity as such) to exceed 493,850 shares of Series A Common Stock (as adjusted for stock splits, stock dividends and similar events occurring after the date of this Agreement).

         5.13 Series of Common Stock. Amend the Articles of Incorporation of the Company or otherwise adopt any class or series of common stock of the Company other than the Series A Common Stock or issue any shares of capital stock of the Company or any options, rights or warrants convertible into or exercisable or exchangeable for any such capital stock, except for Excluded Shares (as defined in the Amended and Restated Articles of Incorporation of the Company attached hereto as EXHIBIT A).

                                   SECTION 6
                               EVENTS OF DEFAULT

         6.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

                          (a)     the Company shall fail to pay when due any
principal, interest, premium or other amount payable under the Senior Subordinated Notes;

                          (b)     the Company shall fail to observe or perform,
or shall fail to cause any of its Affiliated Companies to observe or perform, any obligation, covenant or other provision contained in any of the Investment Documents (other than a failure to pay when due principal, interest, premium or other amounts payable under the Senior Subordinated Notes), or in the Consent and Modification Agreement (whether or not such failure is consented to or waived by the shareholders who are parties to the Consent and Modification Agreement), which failure, if susceptible of cure, is not cured prior to the later of 30 days after the occurrence of such failure or the expiration of any applicable grace period for performance of such obligation, covenant or other provision, or which failure is not waived by Purchaser in writing;

                          (c)     any representation or warranty made by the
Company herein or in any of the Investment Documents shall be false or misleading in any material respect on the date upon which such representation or warranty is made or deemed made;

                          (d)     acceleration of any Indebtedness of the
Company or any of its Affiliated Companies, which Indebtedness in the aggregate principal amount exceeds $100,000;

                          (e)     any material default under the Senior Debt,
an Other Credit Facility or any other indebtedness of the Company for borrowed money owed to a bank, insurance company, venture capital firm or other financial institution;

                          (f)     the entry of any judgment, order or decree
against a the Company or any of its Affiliated Companies; or the filing of a notice of judgment lien against the Company or any of its Affiliated Companies; or the recording of any abstract of judgment against the Company or any of its Affiliated Companies in any county in which the Company or such Affiliated Company has an interest in real property; or the service of a notice of levy or of a writ of attachment or execution, or other like process, against the assets of the Company or any of its Affiliated Companies; and such judgment, judgment lien, levy, attachment or execution shall not have been vacated, discharged or stayed within 30 days from the entry thereof;

                          (g)     the Company or any of its Affiliated
Companies shall cease to be Solvent, or shall suffer or consent to or apply for the appointment of a receiver or administrative receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; the Company or any of its Affiliated Companies shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against the Company or any of its Affiliated Companies, which petition or proceeding (i) results in the entry of an order for relief or any such adjudication of relief, or (ii) remains unreleased or undischarged for a period of 60 days, or (iii) the Company or such Affiliated Company files an answer admitting jurisdiction of the court and the material allegations of the petition; or the Company or any of its Affiliated Companies shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors;

                          (h)     the dissolution of, the liquidation of, or
the suspension of business by, the Company, or any of the directors or shareholders of the Company shall take action seeking to effect the dissolution or liquidation of the Company;

                          (i)     any of the Investment Documents shall, at any
time, cease to be in full force and effect except in accordance with its terms or shall be declared null and void pursuant to a judicial or other governmental act, or the validity or enforceability thereof shall be contested by any party thereto; and

                          (j)     any financial statement, report or other
document to be delivered by or on behalf of the Company to the Purchaser after the Closing Date pursuant to the Investment Documents is false or misleading in any material respect when made or delivered.

         6.2     Remedies.

                 6.2.1 Termination of Advances; Acceleration. Upon the occurrence of any Event of Default, and at any time thereafter as long as the Event of Default is continuing, (i) Purchaser may, by notice to the Company, declare the Purchaser's obligation to purchase Senior Subordinated Notes under
Section 1.2 of this Agreement to be terminated, whereupon the same shall forthwith terminate and (ii) the holders of a majority of the then-outstanding principal amount of the Senior Subordinated Notes may, by notice to the Company, declare the Senior Subordinated Notes and all interest thereon and all other amounts payable under this Agreement and the Investment Documents to be forthwith due and payable, whereupon the Senior Subordinated Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any of its Subsidiaries under the Federal Bankruptcy Code, then, unless any such Event of Default is waived in writing by Purchaser, (x) the obligation of the Purchaser to purchase Senior Subordinated Notes under Section
1.2 of this Agreement shall automatically be terminated and (y) the Senior Subordinated Notes, and all such interest and all such amounts shall automatically become and be due and payable without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company. In addition, without limiting any other rights of Purchaser or a holder of Senior Subordinated Notes, whenever the holders of a majority of the outstanding amount of the Senior Subordinated Notes have the right to declare any indebtedness to be immediately due and payable and have so declared and whenever the Senior Subordinated notes shall become automatically due and payable as provided in the immediately preceding sentence, Purchaser and any such holder may set off against the indebtedness without notice any amounts then owed to the Company by Purchaser or such holder in any capacity.

                 6.2.2 Cumulative Remedies. All rights, remedies or recourse of the holders of the Senior Subordinated Notes under this Agreement, the Senior Subordinated Notes, or any other Investment Documents, under the Uniform Commercial Code or other law, in equity or otherwise, are cumulative, and exercisable concurrently and may be pursued singularly, successively or together and may be exercised as often as occasion therefor shall arise. No act of commission or omission by a holder of the Senior Subordinated Notes, including, but not limited to, any failure to exercise, or any delay, forbearance or indulgence in the exercise of any right, remedy or recourse hereunder or under any Investment Document shall be deemed a waiver, release or modification of that or any other right, remedy or recourse, and no single or partial exercise of any right, remedy or recourse shall preclude the Purchaser from any other or future exercise of the right, remedy or recourse or the exercise of any other right, remedy or recourse. No waiver or release of any such rights, remedies and recourse shall be effective against Purchaser or any holder of the Senior Subordinated Notes unless in writing and manually signed by an authorized officer of Purchaser or such holder, and then only to the extent therein recited. A waiver, release or modification with reference to any one event shall not be construed as continuing or constituting a course of dealing, and no such waiver, release or modification shall be construed as a bar to, or as a waiver, release or modification of, any subsequent right, remedy or recourse as to a subsequent event.

                 6.2.3 No Liability. Whether or not the holders of the Senior Subordinated Notes elect to employ any or all remedies available in the event of the occurrence of any Event of Default, such holders shall not be liable for the payment of any expenses incurred by the Company in connection with the exercise of any remedy available or for the performance or non-performance of any obligation of the Company.

                 6.2.4 Waiver of Default. Purchaser or any other holder of Senior Subordinated Notes may, by written notice to the Company, at any time and from time to time, waive any Event of Default that has occurred hereunder and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Company shall be restored to its former position hereunder and under the Investment Documents, and any Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default.

                 6.2.5 No Waiver. No failure to exercise and no delay in exercising, on the part of any holder of Senior Subordinated Notes, any right, power or privilege hereunder or under any of the other Investment Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                 6.2.6 Right to Damages. Without limiting the foregoing, the Purchaser shall be entitled to recover damages (including, without limitation, reasonable attorneys' fees and expenses of any suit to enforce this Agreement or recover damages hereunder) from the Company by reason of any breach by the Company of any provision of this Agreement, any Investment Document (including, without limitation, the representations, warranties and covenants of the Company contained therein and herein), the Company's Articles of Incorporation or Bylaws or any other document delivered at the same time as the execution and delivery of this Agreement or related thereto.

                                   SECTION 7
                                 MISCELLANEOUS

         7.1 Transfers. Prior to the earlier to occur of (i) an Initial Public Offering by the Company or (ii) December 31, 2002, Purchaser may not assign this Agreement or make a transfer of the Preferred Stock, except to an Affiliate of Purchaser, the obligations of which Affiliate the Purchaser unconditionally guarantees. The Purchaser may transfer the Senior Subordinated Notes issued hereunder to any party that is not a competitor of the Company.

         7.2     Termination.

                 7.2.1 Method of Termination. This Agreement and the transactions contemplated by it may be terminated at any time prior to the
Closing:

                 (a)      By the mutual consent of Seller and Purchaser;

                 (b) By the Company after January 8, 1996 if the transactions contemplated hereby have not been closed or if any of the conditions to the Company's obligations set forth in Section 3.3 have not been satisfied or waived by the Company, unless the failure to close such transactions is due to any failure by the Company to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or a material breach any of the Company's representations, warranties or covenants contained herein;

                 (c) By Purchaser after January 31, 1996, if the transactions contemplated hereby have not been closed or if any of the conditions to Purchaser's obligations set forth in Section 3.1 have not been satisfied or waived by Purchaser, unless the failure to close such transactions is due to any failure by Purchaser to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or a material breach any of Purchaser's representations, warranties or covenants contained herein;

                 (d) By the Company or Purchaser at any time after February 15, 1996, if the Closing shall not have occurred for any reason on or prior to February 15, 1996;

                 (e) By either Purchaser or the Company if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Purchaser or the Company, which prohibits or restrains Purchaser and/or the Company from consummating the transactions contemplated by this Agreement, provided that Purchaser and the Company shall have used their reasonable best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 30 days after entry, by any such court or governmental or regulatory agency.

                 7.2.2 Notice of Termination. Notice of termination of this Agreement, as provided for in this Section 7.2, shall be given by the party so terminating to the other party hereto in accordance with Section 7.3 of this Agreement.

                 7.2.3 Effect of Termination. If this Agreement terminates pursuant to Section 7.2, this Agreement shall become void and of no further force and effect, and each party shall pay the costs and expenses incurred by it in connection with this Agreement and, provided the Agreement was not terminated as a result of a breach of this Agreement, no party (or any of its officers, directors, employees, agents, representatives or shareholders) shall be liable to any other party for any costs, expenses, damages (direct or indirect) or loss of anticipated profits. If, however, this Agreement is terminated as a result of a breach, this Section 7.2.3 shall not relieve a breaching or defaulting party from any liability to the other party.

                 7.2.4 Termination of Covenants. If the transactions contemplated by this Agreement are consummated, all of the covenants set forth in Sections 4 and 5 (except for the covenants set forth in Section 4.2.8) shall remain in force until no Obligations of the Company to Purchaser hereunder or of Purchaser to the Company hereunder remain outstanding and until payment in full of the Senior Subordinated Notes, and when there are no such Obligations and the Senior Subordinated Notes have been paid in full, the covenants set forth in Sections 4 and 5 (except for the covenants set forth in Section 4.2.8) shall terminate and be of no further force and effect. The covenant set forth in Section 4.2.8 shall remain in force as provided in such covenant.

         7.3 Notices. In order to be effective, any notice or other communication required or permitted hereunder, shall, unless otherwise stated herein, be in writing and shall be transmitted by messenger, delivery service, mail, telecopy, as specified below:

                    If to Purchaser:

                    HealthPlan Services Corporation
                    P.O. Box 30098
                    Tampa, Florida 33630-3098
                    Telecopier:      (813) 289-9359
                    Attention:       Mr. James K. Murray III, Chief Financial
                                     Officer and Mary Fahy, General Counsel

                    with a copy (which shall not constitute notice) to:

                    Fowler, White, Gillen, Boggs, Villareal and Banker, P.A. 501 East Kennedy Boulevard, Suite 1700
                    Tampa, Florida 33602
                    Telecopier:      (813) 229-8313
                    Attention:       David C. Shobe

                    If to the Company:

                    Medirisk, Inc.
                    Two Piedmont Center, Suite 400
                    3565 Piedmont Road
                    Atlanta, Georgia 30305-1502
                    Telecopier:      (404) 364-6711
                    Attention:       Mark A. Kaiser, Chairman and Chief
                                     Executive Officer

                    With a copy (which shall not constitute notice) to:

                    Alston & Bird
                    One Atlantic Center
                    1201 West Peachtree Street
                    Atlanta, Georgia 30309-3424
                    Telecopier:      (404) 881-7777
                    Attention:       Keith O. Cowan

or at such other address as a party shall designate in a written notice to the other parties hereto given in accordance with this Section 7.3. All notices and other communications shall be effective (i) if sent by messenger or delivery service, when delivered, (ii) if sent by mail, five days after having been sent by certified mail, with return receipt requested, or (iii) if sent by telecopier with receipt acknowledged, when sent.

         7.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Purchaser may not assign this Agreement or any rights hereunder except as provided in Section 7.1, and except that Purchaser may not, even if assignment is permitted under Section 7.1, assign its right to designate a member of the Board of Directors of the Company pursuant to Section 4.2.8, except to an Affiliate of Purchaser.

         7.4 Entire Agreement, Amendment. The Investment Documents (including the Exhibits and Schedules thereto) executed by the Company in connection with, or as required by, this Agreement constitute the entire agreement between the Company and Purchaser with respect to the transactions contemplated by this Agreement; supersede all prior or contemporaneous negotiations, communications, discussions and correspondence concerning the subject matter hereof; and may be amended or modified only with the written consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding, except that no such amendment or modification shall become effective if it extends the maturity or reduces the rate of interest payable with respect to the Senior Subordinated Notes, alters the terms of payment of the principal and interest under the Senior Subordinated Notes, or reduces the percentage of holders of principal amount of the Senior Subordinated Notes necessary to approve modifications or amendments to this Agreement without the consent of each holder of the Senior Subordinated Notes affected thereby. Whenever the consent or approval of Purchaser is required, such consent or approval must be given in writing by the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding.

         7.5 Severability of Provisions. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement, and the parties shall use their respective best efforts to negotiate and enter into an amendment to this Agreement whereby such provision will be modified in a manner that is consistent with the intended economic consequences of the invalid provision and that, as modified, is legal and enforceable.

         7.6 GOVERNING LAW. THIS AGREEMENT AND THE SENIOR SUBORDINATED NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

         7.7 CONSENT TO EXCLUSIVE JURISDICTION, VENUE AND FORUM. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION, VENUE AND FORUM OF ANY STATE OR FEDERAL COURT IN TAMPA, FLORIDA WITH RESPECT TO ANY ACTION, WHETHER COMMENCED BY PURCHASER OR ANY OTHER PERSON, WHICH, IN WHOLE OR IN PART, IN ANY WAY ARISES UNDER OR RELATES TO THE INVESTMENT DOCUMENTS, AND THE COMPANY AGREES THAT ANY SUCH ACTION FILED BY IT WILL BE FILED IN SUCH A COURT.

         7.8 Incorporation of Exhibits and Schedules by Reference. All Appendices, Exhibits and Schedules to this Agreement are incorporated herein by this reference.

         7.9 Counterparts. This Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement.

         7.10 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by Purchaser or its agents or representatives.

         7.11 Interest. The Company and Purchaser agree that in no event shall the amount of interest or other consideration due to Purchaser with respect to the making of the loans evidenced by the Senior Subordinated Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Company or inadvertently received by the Purchaser, then such excess sum shall be credited as a payment of principal to be applied to the principal, unless the Company shall notify Purchaser in writing that the Company elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Company not pay and Purchaser not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Company under applicable law.


        (remainder of page intentionally left blank, signatures follow)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first written above.

                               MEDIRISK, INC.



                               By:      /s/ Mark A. Kaiser
                                       -------------------------------------
                                       Mark A. Kaiser, Chairman and Chief
                                       Executive Officer


                               HEALTHPLAN SERVICES CORPORATION



                               By:      /s/ James K. Murray, III
                                       -------------------------------------
                                       James K. Murray III, Executive Vice
                                       President and Chief Financial Officer

                                    EXHIBITS

Exhibit A:       Form of Amended and Restated Articles of Incorporation
Exhibit B:       Form of Senior Subordinated Promissory Note
Exhibit C:       Capitalization
Exhibit D:       Financial Statements
Exhibit E:       Form of Shareholders Agreement
Exhibit F:       Form of Registration Rights Agreement
Exhibit G:       Form of Warrant Agreement
Exhibit H        Form of Opinion of Alston & Bird
Exhibit I        Form of Opinion of Fowler, White, Gillen, Boggs, Villareal and
                 Baker P.A.
Exhibit J        Form of Consent and Modification Agreement

                                   SCHEDULES

Schedule 2.2.1            Existing Preemptive Rights
Schedule 2.2.2            Required Consents
Schedule 2.2.6.1          Variations from Assumptions
Schedule 2.2.6.2          Pro Forma Financial Statements
Schedule 2.2.8            Absence of Certain Changes
Schedule 2.2.11           Tax Matters
Schedule 2.2.12           Insurance Policies
Schedule 2.2.13           Debt Instruments
Schedule 2.2.14           Benefit Plans
Schedule 2.2.15           Contracts and Commitments
Schedule 2.2.16           Labor Matters
Schedule 2.2.21           Proprietary Rights
Schedule 2.2.22           Envrironmental Matters
Schedule 2.2.23           Accounts Receivable

                                   APPENDIX A

                                  DEFINITIONS

         A.      Certain Defined Terms.

         The following terms used in this Agreement have the following meanings:

                 "Act" means the Securities Act of 1933, as amended from time to time, or any successor statute.

                 "Affiliate" means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (a) any Person that owns directly or indirectly fifty percent (50%) or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a corporation or fifty percent (50%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (b) each director or officer of such Person shall be deemed to be an Affiliate of such Person.

                 "Affiliated Company" means any Subsidiary of the Company.

                 "Agreement" means this Securities Purchase Agreement, as it may be amended from time to time.

                 "Bank" means the lender or lenders chosen by the Company to provide up to $2,000,000 in secured working capital and/or equipment financing indebtedness, and any successor, assign or subsequent holder of the Senior Debt.

                 "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or any successor statute.

                 "Business" means the business of the Company as presently conducted and as proposed to be conducted.

                 "Business Day" means any day on which commercial banks in Tampa, Florida are required to be open for business.

                 "Capital Lease" means a lease giving rise to a Capitalized Lease Obligation.

                 "Capitalized Lease Obligation" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                 "Change of Control" means, with respect to the Company, a sale of all or substantially all of the Company's assets; a merger, statutory share exchange or consolidation in which the Persons holding the Company's voting securities as of the Closing Date (and assuming (i) the grant to and exercise by the Purchaser of the greater of (A) 68.15% of the maximum number of warrants to be issued to the Purchaser under the Warrant Agreement and (B) the number of Warrants actually issued to Purchaser under the Warrant Agreement, and (ii) the exercise of all warrants and options of the Company outstanding on the Closing Date by the holders thereof) cease to hold more than 50% of the Outstanding Voting Power of the surviving or resulting corporation; or a transaction or series of transactions in which a Person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), (i) who did not hold voting securities of the Company as of the date of this Agreement, acquires beneficial ownership of more than 50% of the Outstanding Voting Power of the Company or
(ii) increased its ownership of voting securities of the Company from the number beneficially owned by such Person or group as of the Closing Date to more than 50% of the Outstanding Voting Power of the Company.

                 "Closing" has the meaning set forth in Section 3.1.

                 "Closing Date" means January 8, 1996.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

                 "Company" has the meaning set forth in the first paragraph of this Agreement.

                 "Consent and Modification Agreement" means that certain Consent and Modification Agreement, of even date herewith, by and among the Company, Sears Pension Trust, Brantley Investment Partners II, L.P. and Laurence H. Powell, substantially in the form of EXHIBIT J attached hereto.

                 "Consolidated Amortization" means, for any period, the aggregate amount of all amortization expense of the Company as shown on the consolidated financial statements of the Company in accordance with GAAP.

                 "Consolidated Debt" means the sum of all Indebtedness of the Company as determined in accordance with GAAP, after elimination of all intercompany items.

                 "Consolidated Depreciation" means, for any period, the aggregate amount of all depreciation expense of the Company as shown on the consolidated financial statements of the Company in accordance with GAAP.

                 "Consolidated EBITDA" means, for any period, Consolidated Net Income for the Company for such period as determined in accordance with GAAP, plus all amounts deducted therefrom for such period, if any, in respect of (i) Consolidated Interest Charges, (ii) Consolidated Depreciation, (iii) Consolidated Taxes and (iv) Consolidated Amortization.

                 "Consolidated Interest Charges" means, for any period, the aggregate amount of all interest on Indebtedness (including payments in the nature of interest under Capital Leases) that would, in accordance with GAAP, be deducted in determining Consolidated Net Income for such period.

                 "Consolidated Net Income," for any period, means the amount of net income or net loss of the Company, for such period (taken as a cumulative whole) determined on a consolidated basis in accordance with GAAP after elimination of intercompany items and portions of income attributable to minority interests in Subsidiaries (until such earnings are received by the Company), provided, that there shall be excluded:

                 (i) any gains or losses on the sale or other disposition of investments or of fixed or capital assets, and any taxes on such excluded gains and any tax deductions or tax credits on account of any such excluded losses;

                 (ii)     the proceeds of any life insurance policy;

                 (iii) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

                 (iv) net earnings and losses of any entity, substantially all the assets of which have been acquired in any manner, that were realized by such entity prior to the date of such acquisition;

                 (v) net earnings and losses of any entity (i) with which the Company shall have consolidated, (ii) that shall have merged into or with the Company, or (iii) that shall have acquired or been acquired by the Company through a statutory share exchange, which earnings and losses were realized by such entity prior to the date of such consolidation or merger;

                 (vi) net earnings of any business entity (other than a Subsidiary) in which the Company has an ownership interest unless such net earnings shall have actually been received by the Company in the form of cash distributions; and

                 (vii) earnings resulting from any reappraisal, reevaluation or write-up of assets.

                 "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Company as of such time as determined in accordance with GAAP.

                 "Consolidated Taxes" means, for any period, the aggregate amount of all Taxes paid by the Company during such period, as determined in accordance with GAAP.

                 "Debt Instruments" has the meaning set forth in Section 2.2.13.

                 "Dollars" and "$" mean the lawful money of the United States of America.

                 "Environmental Law" means any statute, law, ordinance, regulation, order or rule of any federal or state governmental agency or body that relates to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq. and other statutes, laws, ordinances, regulations, orders or rules relating to emissions, discharges, releases or threatened releases of Hazardous Wastes.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

                 "ERISA Affiliate" means any company which, as of a given moment, is a member of a "controlled group of corporations" or a group of "trades or businesses (whether or not incorporated) which are under common control" (as defined in Sections 414(b) and (c) of the Code, respectively) of which Borrower or any of its Affiliated Companies is a member.

                 "Events of Default" means each of the events set forth in
Section 6.1.

                 "Exchange Act" has the meaning set forth in Section 4.2.10.

                 "Financial Statements" means balance sheet and statements of income and cash flows for the Company for the Fiscal Years ending December 31, 1993 and December 31, 1994 and the balance sheet and statement of income and cash flows for the Company for the nine-month period ending September 30, 1995.

                 "Fiscal Year" means the fiscal year of the Company, which shall be the twelve-month period ending on the last day in the month of December.

                 "Fixed Charge Coverage Ratio" means (i) Consolidated EBITDA divided by (ii) scheduled payments of principal on Consolidated Debt plus cash payments of Consolidated Interested Charges.

                 "GAAP" means generally accepted accounting principles and practices, consistently applied, as promulgated in (i) the documents of Rule 203 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, (ii) Statement of Accounting Standards No. 43 "Omnibus Statement on Auditing Standards" of the Auditing Standards Board of the American Institute of Certified Public Accountants and (iii) any superseding or supplemental documentation of equal authority promulgating generally accepted accounting principles and practices, all as in effect from time to time.

                 "Guaranteed Indebtedness" of any Person means all Indebtedness
(x) of any Person other than such Person and either (y) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether or not such property is received or such services are rendered and any agreement to maintain working capital or other balance sheet condition) or (d) otherwise to assure the holder of such Indebtedness against loss, or (z) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including without limitation accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                 "Hazardous Wastes" means any substance or waste that is defined as hazardous or toxic in any in any Environmental Law.

                 "Indebtedness" means, for any Person without double counting,
(i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iii) all obligations under leases that are or should be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee,
(iv) liabilities in respect of unfunded vested benefits under any Plan, (v) all obligations owed pursuant to any interest rate hedging arrangement or in respect of any letter of credit established for the account of such Person (including without limitation all obligations to reimburse the issuer thereof in respect of amounts drawn thereunder), and (vi) all Guaranteed Indebtedness.

                 "Initial Public Offering" means the Company's first offering of Common Stock of the Company that is registered under the Act, which offering is underwritten on a firm commitment basis and produces gross proceeds in excess of $10,000,000.

                 "Investment" as applied to any Person, means any direct or indirect purchase or other acquisition by that Person of stock or other securities, or of a beneficial interest in stock or other securities, of any other Person (other than a Subsidiary), or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales of goods or services to that other Person in the ordinary course of business. The amount of any Investment (other than loans, advances and accounts receivable) shall be the original cost of such Investment plus the cost of all additions thereto, and the amount of any Investment shall be without any adjustments for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

                 "Investment Documents" means this Agreement, the Senior Subordinated Notes, the Warrant Agreement, the Registration Rights Agreement and the Shareholders Agreement.

                 "Liabilities" means obligations of any nature, whether absolute, accrued, contingent or otherwise, whether due or to become due and whether or not required to be reflected or reserved against on a balance sheet under GAAP.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, whether voluntary or involuntary, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

                 "Material Adverse Effect" means any circumstances, change in, or effect on the Company or its business that, individually or when taken together with all other circumstances, changes in or effects on the Company or its business is or is reasonably likely to be materially adverse to the condition (financial or otherwise), results of operations, earnings, business, assets (including intangible assets) or prospects of the Company or a material and adverse effect on the Company's ability to perform its obligations under any of the Investment Documents or Material Agreements or under any other document, investment or agreement issued in connection herewith or therewith to which the Company is a party or any adverse effect whether or not material, upon the binding nature, validity or enforceability of any material provision of any Investment Document or Material Agreement.

                 "Material Agreement"  has the meaning set forth in Section
2.2.15.

                 "Multiemployer Plan" has the meaning set forth in Section
2.2.14.

                 "Notice of Borrowing" has the meaning set forth in Section
1.2.3.

                 "Obligations" means all obligations of every nature of the Company from time to time owed to Purchaser under any of the Senior Subordinated Notes.

                 "Other Credit Facility" has the meaning set forth in Section 1.1(b) of the Warrant Agreement attached hereto as EXHIBIT G.

                 "Outstanding Voting Power of the Company" means the total number of votes which may be cast in the election of directors of the Company at any meeting of shareholders of the Company if all securities (and all such securities issuable upon the exercise or conversion of options, warrants or other convertible or exercisable securities) entitled to vote at such meeting were present and voted at such meeting.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any successor to its functions.

                 "PCBs" has the meaning set forth in Section 2.2.22.

                 "Pension Plan" has the meaning set forth in Section 2.2.14.

                 "Permitted Investments" means with respect to all the Company, Investments in: (i) obligations issued or guaranteed by the United States of America; (ii) certificates of deposit, demand deposits, bankers acceptances, disbursement or time deposits of the Company and other "money market instruments" issued by the Bank or any bank or trust company organized under the laws of the United States of America or any state thereof and having capital and surplus in an aggregate amount not less than $100,000,000; (iii) open market commercial paper bearing the highest credit rating issued by Standard & Poor's Corp. or by another nationally recognized credit rating firm;
(iv) repurchase agreements entered into with the Bank or any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus in an aggregate amount not less than $100,000,000; (v) shares of "money market funds", each having net assets of not less than $100,000,000; in each case maturing or being due or payable in full not more than one hundred eighty (180) days after the Company's acquisition thereof; and (vi) certificates of deposit of, or demand or time deposits in, the Bank.

                 "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                 "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained or contributed to by the Company or any of its Affiliated Companies.

                 "Potential Default" means any condition, event or act that, with the giving of notice, passage of time or both, would constitute an Event of Default.

                 "Preferred Stock" has the meaning set forth in Section 1.1.

                 "Purchaser" has the meaning set forth in the first paragraph of this Agreement.

                 "Registration Rights Agreement" means the Registration Rights Agreement to be entered into between the Company and Purchaser substantially in the form attached hereto as EXHIBIT F.

                 "Reportable Event" means a "reportable event" (as defined in Section 4043(b) of ERISA) with respect to which reporting to the PBGC within thirty (30) days of occurrence has not been waived.

                 "Senior Debt" has the meaning set forth in Section 4.1.

                 "Senior Debt Documents" means the Credit Agreement and any document or agreement executed in connection with the Senior Debt.

                 "Senior Subordinated Notes" means the promissory notes issued pursuant to Section 1.2 to Purchaser in aggregate principal amounts equal to up to $10,000,000, and any note or notes subsequently issued in place of such notes.

                 "Shareholders Agreement" means the Shareholders Agreement to be entered into among the Company, Purchaser, Brantley Venture Partners II, L.P., Sears Pension Trust and Laurence H. Powell substantially in the form attached hereto as EXHIBIT E.

                 "Solvent" means that: (a) the fair valuation of all of its property is in excess of the total amount of its debts (including contingent liabilities as properly valued) as of the date solvency is determined under the Bankruptcy Code or any applicable enactment of the Uniform Fraudulent Transfer Act or similar statute; (b) the present fair salable value of all of its property is more than the amount that will be required to pay the Person's existing debts (including contingent liabilities as properly valued) as they become absolute and matured, as determined in accordance with any applicable enactment of the Uniform Fraudulent Conveyance Act or similar statute; (c) it does not intend to incur, nor believe that it will incur, nor reasonably should believe that it will incur, debts beyond its ability to pay as they mature, as determined in accordance with the Bankruptcy Code, any applicable enactment of the Uniform Fraudulent Conveyance Act, any applicable enactment of the Uniform Fraudulent Transfer Act or any similar statute; and (d) is not engaged in a business or a transaction or about to be engaged in a business or a transaction for which its property constitutes (i) unreasonably small capital, for purposes of the Bankruptcy Code and any applicable enactment of the Uniform Fraudulent Conveyance Act, or similar statute, or (ii) unreasonably small assets, for purposes of any applicable enactment of the Uniform Fraudulent Transfer Act, or similar statute.

                 "Subsequent Closing" has the meaning set forth in Section
1.2.3.

                 "Subsequent Closing Date" has the meaning set forth in Section 1.2.3.

                 "Subsidiary" of any Person means a corporation of which more than fifty percent (50%) of the outstanding shares of capital stock of each class having ordinary voting power is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries or which is controlled directly or indirectly by the first person.

                 "Third Anniversary" has the meaning set forth in Section
1.2.1.

                 "Transfer" means the sale, pledge, assignment or other transfer of the Senior Subordinated Notes or Preferred Stock, in whole or in part, and of the rights of the holders thereof under this Agreement.

                 "Warrant Agreement" means the Warrant Agreement to be entered into by and between the Company and Purchaser substantially in the form attached hereto as EXHIBIT G.

                 "Welfare Plan" has the meaning set forth in Section 2.2.14.

         B. Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein have the meanings assigned to them in conformity with GAAP.

         C.      Other Definitional Provisions.

                 (1)      Unless the context of this Agreement clearly requires
otherwise, references to the plural include the singular, to the singular include the plural, and to the part include the whole. The term "including" is not limiting and the term "or" has the inclusive meaning represented by the
term "and/or."   The words "hereof," "herein," "hereunder," and  similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "Sections," "Appendices," "Exhibits" and "Schedules" are to Sections, Appendices, Exhibits and

Schedules, respectively, of this Agreement, unless otherwise specifically provided. Terms defined herein may be used in the singular or the plural.

                 (2) Accounting principles and practices are "consistently applied" when the accounting principles and practices observed in a current period are comparable in all material respects to the accounting principles and practices applied in the preceding period.

                                           As filed January 8, 1996 at 3:04 p.m.
                                          with the Secretary of State of Florida
                                                            Tallahassee, Florida

                                   EXHIBIT A
                                    FORM OF

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                 MEDIRISK, INC.


     WHEREAS, the name of the corporation is Medirisk, Inc.;

     WHEREAS, the corporation was incorporated pursuant to the laws of the State of Florida on June 17, 1983;

     WHEREAS, the corporation's registered agent and registered office are as follows:


                Registered Agent:   CT Corporation System

                Registered Office:  1200 South Pine Island Road
                                    Plantation, Florida 33324


     WHEREAS, the undersigned corporation, by and through its shareholders, and pursuant to the provisions of Sections 607.1003 and 607.1007, Florida Business Corporation Act, desires to amend and restate its Articles of Incorporation in their entirety; and

     WHEREAS, the corporation's shareholders, on January 8, 1996, by written consent in lieu of meeting approved and adopted the amendment and restatement of the corporation's Articles of Incorporation in the manner hereinafter set forth;

      The address of the principal office and the mailing address of the corporation is: Two Piedmont Center, Suite 400, 3565 Piedmont Road, Atlanta, Georgia 30305


     NOW, THEREFORE, the undersigned hereby certifies that the Articles of Incorporation are hereby amended and restated in their entirety as follows:

                "AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 MEDIRISK, INC.

     FIRST:  The name of the corporation is MEDIRISK, INC.

     SECOND: The registered agent of the corporation is CT Corporation System, and the address of the corporation's agent is 1200 South Pine Island Road, Plantation, Florida 33324.

     THIRD: The purpose of the corporation is to engage in and transact any business, lawful act or activity for which a corporation may be organized under
Section 607.0101 to 607.1907, inclusive, of the Florida Business Corporation
Act.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is TWENTY THREE MILLION FOUR HUNDRED THOUSAND (23,400,000), divided into classes as follows:

     THREE MILLION (3,000,000) shares shall be Series A Convertible Preferred Stock, $.001 par value per share (the "Series A Preferred Shares"),

     FOUR HUNDRED THOUSAND (400,000) shall be Series B Convertible Preferred Stock, $.001 par value per share (the "Series B Preferred Shares"), and

     TWENTY MILLION (20,000,000) shares shall be Series A Common Stock, $.001 par value per share ("Common Shares").

     The following are statements of the relative powers, preferences, rights and the qualifications, limitations or restrictions of the Series A Preferred Shares, the Series B Preferred Shares and the Common Shares.

                                   SECTION I.
                           Series A Preferred Shares

     1. Definitions.

     For purposes of this Section I of Article FOURTH, the following definitions shall apply:

           (a) "Board" shall mean the Board of Directors of the Company.

           (b) "Company" shall mean Medirisk, Inc.

           (c) "Original Issue Date" for the Series A Preferred Shares shall mean the date on which the first share of such Series A Preferred Shares was originally issued.

           (d) "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting shares shall at the time be owned directly or indirectly by the Company or by one or more subsidiaries.

     2. Dividends.

     (a) The holders of record of the then outstanding Series A Preferred Shares shall be entitled to receive when, as and if declared by the Board, but in any event not prior to the third anniversary of the Original Issue Date, out of the funds legally available therefor, cumulative dividends at the annual rate of 8% per share. Such dividends shall accrue on each Series A Preferred Share from and after the third anniversary of the Original Issue Date, shall accrue from day to day, whether or not earned or declared, and shall be payable in cash. Such dividends will in no event be declared or paid by the Company prior to the payment in full of those certain Senior Subordinated Promissory Notes issued by the Company pursuant to that certain Securities Purchase Agreement, dated January 8, 1996, by and between the Company and HealthPlan Services Corporation (the "Securities Purchase Agreement").

     (b) Subject to the provisions of this paragraph 2 of this Section I, the provisions of the Securities Purchase Agreement and the provisions of a Shareholders Agreement among the Company and certain shareholders of the Company, as the same may be amended from time to time, the Company may, in the Board's discretion, declare and pay dividends or distributions, or make provision for the payment thereof, on any equity security of the Company, but only if all accrued dividends and distributions on the Series A Preferred Shares and the Series B Preferred Shares shall have been paid and made in full prior to the date of any such declaration, payment, provision or distribution.

     (c) Notwithstanding anything in the foregoing to the contrary, no dividends shall be declared, paid or distributed, or provision therefor made, on any Common Shares, unless simultaneously therewith there also shall be declared, paid or distributed, or provision therefor made, as the case may be, a dividend or distribution pro rata on each then outstanding Series A Preferred Share to each holder thereof. For purposes of the foregoing, the number of Series A Preferred Shares deemed to be outstanding with respect to each such holder shall be equal to the maximum number of Common Shares into which such holder's Series A Preferred Shares would then be convertible upon exercise of the Conversion Rights described in paragraph 5 of this Section I.

     3. Liquidation Rights.

     (a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities and obligations of the Company, each holder of Series A Preferred Shares then outstanding shall be entitled to be paid out of the net assets of the Company available for distribution to its shareholders prior and in preference to any payment or declaration and setting apart for payment of any amount in respect of the Common Shares, an amount equal to the sum of the following: (i) $1.95 per Series A Preferred Share held by such holder, (ii) an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment shall be tendered to the holders of the Series A Preferred Share with respect to such liquidation, dissolution or winding up, and (iii) the fair market value, reasonably determined in good faith by the Board, of the evidences of indebtedness, assets and securities referred to in paragraph 5(f) of this
Section I to which such holders would have been entitled to receive upon conversion of their Series A Preferred Shares (clauses (i) through (iii), collectively the "Series A Liquidation Preference"); if upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Shares and the Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full aggregate amount of the Series A Liquidation Preference plus the Series B Liquidation Preference (as defined below), then all of the net assets of the Company available for distribution to its shareholders shall be distributed ratably among the holders of the Series A Preferred Shares and the Series B Preferred Shares in proportion to the then applicable Series A Liquidation Preference with respect to each Series A Preferred Share and the then applicable Series B Liquidation Preference with respect to each Series B Preferred Share.

     (b) Upon the completion of the distribution required by subparagraph (a), if assets of the Company remain to be distributed, each holder of Series A Preferred Shares shall be entitled to be paid out of the remaining assets of the Company, as and when distributed, pro rata with the holders of Common Shares on each Series A Preferred Share deemed to be outstanding. For purposes of the foregoing, the number of Series A Preferred Shares deemed to be outstanding with respect to each such holder shall be equal to the maximum number of Common Shares into which such holder's Series A Preferred Shares would then be convertible upon exercise of the Conversion Rights described in paragraph 5 of this Section I.

     (c) Written notice of any such liquidation, dissolution or winding up, stating a payment date, the place where such payment shall be made, an estimate of the net value that would be received by each such holder if all such holders converted all of their Series A Preferred Shares immediately prior to such liquidation, dissolution or winding up of the Company, and containing a statement of or reference to applicable conversion rights, shall be given by first class mail, postage prepaid, not less than 30 days prior to the payment day stated therein, to each holder of record of the Series A Preferred Shares at such holder's address as shown in the records of the Company.

     (d) Whenever the distribution provided for in this paragraph 3 of this
Section I shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board.

     4. Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Shares shall be entitled to vote on all matters upon which holders of Common Shares have the right to vote and, with respect to such vote, shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Company, and shall be entitled to a number of votes equal to the number of Common Shares into which such Series A Preferred Shares could then be converted, upon conversion pursuant to the Conversion Rights described in paragraph 5 of this Section I, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein, or to the extent class or series voting is otherwise required by law or agreement, the holders of Series A Preferred Shares and Common Shares shall vote together as a single class and not as separate classes.

     5. Conversion. The holders of the Series A Preferred Shares shall have the following conversion rights (the "Conversion Rights"):

     (a) Right to Convert. Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the Company or any transfer agent for the Series A Preferred Shares or Common Shares, into fully paid and nonassessable Common Shares, at the Conversion Price (as hereafter defined) therefor in effect at the time of conversion determined as provided herein, and prior to the closing date for any underwritten public offering of Common Shares conducted on a firm commitment basis and registered under the Securities Act of 1933, as amended, the gross proceeds of which to the Company and/or selling shareholders (if any) are at least $10 million (a "Public Offering") (but the right to convert shall not expire upon such occurrence unless an automatic conversion shall have occurred as set forth in paragraph 5(c) of this Section I).

     (b) Conversion Price. Each Series A Preferred Share shall be convertible into the number of Common Shares that results from dividing $1.95 by the conversion price per share (the "Conversion Price") in effect at the time of conversion of such Series A Preferred Share. The Conversion Price for each Series A Preferred Share at the Original Issue Date shall be $1.95 and shall be subject to adjustment from time to time as provided herein.

     (c) Automatic Conversion. Each Series A Preferred Share which remains outstanding on the closing date for a Public Offering (the "Registration Date") shall automatically and without any action on the part of the holder thereof or the Company, except as provided in clause (i) below, be converted on the same basis and at the same Conversion Price as if each holder thereof had properly exercised his right to convert on the date next preceding the Registration Date; provided, that (i) each holder of Series A Preferred Shares shall have received written notice of the proposed Public Offering at least 30 days prior to the date the registration statement relating to that Public Offering becomes effective, (ii) such conversion shall be effective at the close of business on the Registration Date, and (iii) the Company shall have no obligation to issue and deliver to any such holder of Series A Preferred Shares on such date a certificate for the number of Common Shares to which such holder shall be entitled until such time as such holder has surrendered his certificate or certificates for his Series A Preferred Shares, duly endorsed, at the office of the Company or any transfer agent for the Common Shares, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. All rights with respect to Series A Preferred Shares outstanding on the Registration Date shall terminate on such Registration Date, except only the right of the holders of such shares to receive Common Shares upon surrender of their certificates for the Series A Preferred Shares and their rights with respect to unpaid dividends described in paragraph 5(d) of this Section I.

     (d) Mechanics of Conversion; Unpaid Dividends. Before any holder of Series A Preferred Shares shall be entitled to convert the same into Common Shares, such holder shall either (i) surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred Shares or Common Shares, or (ii) deliver an affidavit in favor of the Company stating that such certificates have been lost, stolen or destroyed and containing an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith, and shall give written notice by mail, postage prepaid, to the Company at such office that such holder elects to convert the same and shall state therein the number of Series A Preferred Shares being converted and the name or names in which the certificate or certificates for Common Shares to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Preferred Shares to be converted, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date. All dividends accrued and unpaid prior to surrender of Series A Preferred Shares surrendered for conversion shall at the option of the holders of Series A Preferred Shares, either (i) be subtracted from the aggregate Conversion Price as in effect at the time of conversion or (ii) constitute a debt of the Company payable to the converting shareholder, and no dividend or other distribution shall be paid on, declared or set apart for any Common Shares until such debt is fully paid or sufficient funds set apart for the payment thereof.

     (e) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision or combination of any outstanding Common Shares, the Conversion Price then in effect immediately before that subdivision or combination shall be proportionately adjusted by multiplying the then effective Conversion Price by a fraction, (i) the numerator of which shall be the number of Common Shares issued and outstanding immediately prior to such subdivision or combination, and (ii) the denominator of which shall be the number of Common Shares issued and outstanding immediately after such subdivision or combination. The number of Common Shares outstanding at any time shall, for the purposes of this paragraph 5(e) of this Section I, include the number of Common Shares into which any convertible securities of the Company may be converted, or for which any warrant, option or rights of the Company may be exchanged. Any adjustment under this paragraph 5(e) of this Section I shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (f) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in (i) evidences of indebtedness of the Company, (ii) assets of the Company (other than cash), or (iii) securities of the Company other than Common Shares, then and in each such event provision shall be made so that the holders of Series A Preferred Shares shall receive upon conversion thereof, in addition to the number of Common Shares receivable thereupon, the amount of such evidences, assets or securities that they would have received had they held, on such record date, the maximum number of Common Shares into which their Series A Preferred Shares could then have been converted.

     (g) Adjustment for Reclassification, Exchange or Substitution. If the Common Shares issuable upon the conversion of the Series A Preferred Shares shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph 5 of this Section I), then and in each such event the holder of each Series A Preferred Share shall have the right thereafter to convert each such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the maximum number of Common Shares into which such Series A Preferred Shares could have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

     (h) Reorganization, Mergers, Consolidations or Sales of Assets or Capital Stock. If at any time or from time to time there shall be (i) a capital reorganization of the Common Shares (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph 5 of this Section I) or (ii) a merger, consolidation or statutory share exchange of the Company with or into another corporation in which consolidation, merger or statutory share exchange persons owning capital stock of the Company immediately prior to the consolidation, merger or share exchange own less than a majority of the voting stock of the resulting, surviving or exchanging corporation, or (iii) the sale of all or substantially all the Company's properties and assets or capital stock to any other person, then, as a part of such reorganization, merger, share exchange, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Shares shall thereafter be entitled to receive, upon conversion of the Series A Preferred Shares, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, share exchange or sale, to which a holder of the maximum number of Common Shares into which such Series A Preferred Shares would then be converted would have been entitled on such capital, reorganization, merger, share exchange, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 5 of this Section I with respect to the rights of the holders of the Series A Preferred Shares after the reorganization, merger, share exchange, consolidation or sale to the end that the provisions of this paragraph 5 of this Section I (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

     (i)   Sale of Shares Below Conversion Price.

           (i) If, at any time or from time to time after the Original Issue

     Date, the Company shall issue or sell Additional Common Shares (as hereinafter defined), other than as a dividend and other than upon a subdivision or combination of Common Shares as provided in paragraph 5(e) of this Section I, for a consideration per share less than the then existing Conversion Price for the Series A Preferred Shares (or, if an adjusted Conversion Price shall be in effect by reason of one or more previous adjustments, then less than such adjusted Conversion Price), then in each case the then Conversion Price for the Series A Preferred Shares shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to such consideration per share.

           (ii) For the purpose of making any adjustment in the Conversion

     Price or number of Common Shares deliverable on conversion of Series A Preferred Shares as provided above, the consideration received by the Company for any issue or sale of securities shall,

           (A) to the extent it consists of cash, be computed at the net amount of cash receivable by the Company after deduction of any underwriting or similar commissions, concessions or compensation paid or allowed by the Company in connection with such issue or sale,

           (B) to the extent it consists of services or property other than cash, be computed at the fair market value of such services or property as reasonably determined in good faith by the Board; and

           (C) if Additional Common Shares, Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Common Shares or Convertible Securities are issued or sold together with other shares or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such
           Additional Common Shares, Convertible Securities or rights   or
           options.

           (iii) For the purpose of the adjustment provided in subsection (i) of this paragraph 5(i) of this Section I, if at any time or from time to time after the Original Issue Date the Company shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Common Shares (such convertible stock or securities being hereinafter referred to as "Convertible Securities"), then, in each case, if the Effective Price (as hereinafter defined in this subsection (iii) of this paragraph 5(i) of this Section I) of such rights, options or Convertible Securities shall be less than the then existing Conversion Price for the Series A Preferred Shares, the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Common Shares issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Company upon exercise or conversion of such options or rights. For purposes of this subsection (iii) of this paragraph 5(i) of this Section I, "Effective Price" shall mean the quotient determined by dividing the total of all such minimum amounts of consideration by such maximum number of Additional Common Shares. No further adjustment of the Conversion Price adjusted upon the issuance of such rights, options, or Convertible Securities shall be made as a result of the actual issuance of Additional Common Shares on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Common Shares so issued were the Additional Common Shares, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities.

           (iv) For the purpose of the adjustment provided for in subsection
     (i) of this paragraph 5(i) of this Section I, if at any time or from time to time after the Original Issue Date the Company shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price (as hereinafter defined in this subsection
     (iv) of this paragraph 5(i) of this Section I) thereof is less than the then current Conversion Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Common Shares issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Common Shares an amount equal to the amount of consideration, if any, payable to the Company upon the conversion of such Convertible Securities plus the consideration, if any, received by the Company upon the issuance of such Convertible Securities. For purposes of the foregoing "Effective Price" for purposes of this subsection (iv) of paragraph 5(i) of this Section I shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Common Shares. No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Common Shares upon the conversion of such Convertible Securities.

           The provisions of subsection (iii) above for the readjustment of such Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible Securities, shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this subsection (iv).

     (j) Definition. The term "Additional Common Shares" as used herein shall mean all Common Shares issued or deemed issued by the Company after the Original Issue Date, whether or not subsequently reacquired or retired by the Company, other than (i) Common Shares issued upon conversion of the Series A Preferred Stock, (ii) Common Shares issued upon conversion of the Series B Preferred Stock, (iii) any Common Shares, Convertible Securities, options or rights (as adjusted for all stock dividends, stock splits, subdivisions and combinations) issued to employees, officers, directors, consultants or other persons performing services for the Company or any Subsidiary (if so issued solely because of any such person's status as an officer, director, employee, consultant or other person performing services for the Company or any Subsidiary and not as part of any offering of the Company's securities) pursuant to any stock option plan, stock purchase plan or management incentive plan, agreement or arrangement approved by a majority of the members of the Board of Directors who are not employees of the Company or any subsidiary of the Company, (iv) as to each holder of Series A Preferred Shares, Common Shares which are purchased by such holder, (v) up to 300,000 Common Shares (as adjusted for all stock dividends, stock splits and combinations) issued upon the exercise of stock purchase warrants originally granted in connection with sales or issuances of Series A Preferred Shares or debt or other securities which are convertible into Series A Preferred Shares, (v) any Common Shares issued upon the exercise of up to 605,314 stock purchase warrants granted in connection with sales or issuances of Senior Subordinated Promissory Notes by the Company to HealthPlan Services Corporation or any assignee or successor of HealthPlan Services Corporation, (vi) any Common Shares (as adjusted for all stock dividends, stock splits, subdivisions and combinations) issued to sellers of businesses acquired by the Company as full or partial consideration of such acquisition, or (vii) Common Shares issued or issuable with respect to the securities referred to in (i), (ii), (iii), (iv), (v) or (vi) by way of stock split or stock dividend or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     (k) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of Common Shares or other securities issuable upon conversion of the Series A Preferred Shares, the Company, at its expense, shall cause independent certified public accountants of recognized standing selected by the Company (who may be the independent certified public accounts then auditing the books of the Company) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each registered holder of the Series A Preferred Shares at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (i) the consideration received or to be received by the Company for any Additional Common Shares issued or sold or deemed to have been issued or sold, (ii) the Conversion Price at the time in effect for each series of the Series A Preferred Shares, and (iii) the number of Common Shares and the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Shares.

     (l) Notices of Record Date. In the event of (i) any taking by the company of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets or capital stock of the company to any other corporation, entity or person, or any voluntary of involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall mail to each holder of Series A Preferred Shares at least 30 days prior to the record date specified therein, a notice specifying
(A) the date of on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution,
(B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any is to be fixed, as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their shares of Common Shares (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

     (m) Fractional Shares. No fractional Common Shares shall be issued upon conversion of Series A Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one Common Share on the date of conversion, as reasonably determined in good faith by the Board. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Shares the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

      (n) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the following purposes, (i) such number of Common Shares required to pay all dividends payable in Common Shares which the Company by agreement is obligated, or may choose, to pay, (ii) such number of Common Shares as may from time to time be required, at such time, to be issued by the Company upon exercise of all then-exercisable warrants and options to purchase Common Shares or the right to convert other convertible securities into Common Shares, and (iii) such number of its Common Shares as shall from time to time be sufficient to effect the Conversion of all outstanding Series A Preferred Shares. As a condition precedent to the taking of any action which would cause an adjustment to the Conversion Price, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient in order that it may be validly and legally issue the Common Shares issuable based upon such adjusted Conversion Price.

     (o) Notices. Any notice required by the provisions of this paragraph 5 of this Section I to be given to the holder of the Series A Preferred Shares shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at this address appearing on the books of the Company.

     (p) Payment of Taxes. The Company will pay all taxes and other governmental charges (other than taxes measured by the revenue or income of the holders of the Series A Preferred Shares) that may be imposed in respect of the issue or delivery of Common Shares upon conversion of the Series A Preferred Shares.

     (q) No Dilution or Impairment. The Company shall not amend these Articles of Incorporation or participate in any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Shares against dilution or other impairment.

     6. Status of Preferred Shares. No Series A Preferred Shares acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue, except for the pledge of such shares upon redemption thereof pursuant to an agreement to which the Company is a party for the purpose of securing repayment of amounts owing with respect to such redemption.

                                  SECTION II.

                           Series B Preferred Shares

     1. Definitions.

     For purposes of this Section II of Article FOURTH, the following definitions shall apply:

           (a) "Board" shall mean the Board of Directors of the Company.

           (b) "Common Stock Outstanding" means the number of Common Shares outstanding plus the number of Common Shares issuable upon exercise of all outstanding Options and upon conversion of all outstanding Convertible Securities, including the Series B Preferred Shares.

           (c) "Company" shall mean Medirisk, Inc.

           (d) "Convertible Securities" means any indebtedness or shares of capital stock convertible into or exchangeable for Common Shares.

           (e) "Excluded Shares" means (i) Common Shares issued upon conversion of the Series A Preferred Shares, (ii) Common Shares issued upon conversion of the Series B Preferred Shares, (iii) the Common Shares issuable upon the exercise of warrants granted in connection with the issuance and sale by the Company of Senior Subordinated Notes to HealthPlan Services Corporation or its successors or assigns, (iv) Common Shares, Options or Convertible Securities issued to employees, officers, directors or consultants of the Company or its Subsidiaries in transactions approved or pursuant to a plan approved by a majority of the members of the Board of Directors of the Company who are not employees of the Company or any subsidiary of the Company, (v) as to each holder of Series B Preferred Shares, Common Shares which are purchased by such holder, (vi) up to 300,000 Common Shares (as adjusted for all stock dividends, stock splits and combinations) issued upon the exercise of stock purchase warrants originally granted in connection with sales or issuances of Series A Preferred Shares or debt or other securities which are convertible into Series A Preferred Shares, (vii) Common Shares, Options or Convertible Securities issued to sellers of businesses acquired by the Company as full or partial consideration of such acquisition, or
     (viii) Common Shares issued or issuable with respect to the securities referred to in (i), (ii), (iii), (iv), (v), (vi) or (vii) by way of stock split or stock dividend or in connection with a combination of shares, recapitalization, merger, consolidation, share exchange or other reorganization.

     (f) "Fair Value" of a Common Share on any specified date means:

           (i) If Common Shares are then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the daily closing prices for the thirty (30) trading days before such date, excluding any trades which are not bona fide, arm's length transactions. The closing price for each day shall be the last sale price on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange or national market system on which such shares are then listed, admitted to trading or traded.

           (ii) If no Common Shares are then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system or, if such shares are not then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the holders of a majority of the outstanding Series B Preferred Shares.

           (iii) If no Common Shares are then listed or admitted to trading on any national exchange or traded on any national market system, and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, the fair value of a Common Share shall be as mutually agreed by the Company and holders of a majority of the outstanding Series B Preferred Shares; provided, however that if the Company and such holders are unable to mutually agree upon the fair value, the Company and such holders shall, within five days from the date that either party determines that they cannot agree, jointly retain an investment banking firm, or a nationally recognized accounting firm or other firm providing similar valuation services, satisfactory to each of them. If the Company and such holders are unable to agree on the selection of such a firm within such five day period, the Company and such holders shall, within twenty days after expiration of such five day period, each retain a separate independent investment banking firm (which firm, in either case, shall not be the investment banking firm regularly retained by the Company). If either the Company or such holders fail to retain such an investment banking firm during such twenty day period, then the independent investment banking firm retained by such holders or the Company, as the case may be, shall alone take the actions described below. Such firms shall determine within 30 days of being retained the fair value of a Common Share and deliver their opinion in writing to the Company and to such holders as to the fair value. If such firms cannot jointly agree upon the fair value, then, unless otherwise directed in writing by both the Company and such holders, such firms, in their sole discretion, shall choose another investment banking firm independent of the Company, which firm shall make such determination and render such an opinion as promptly as practicable. In either case, the determination so made shall be conclusive and binding on the Company and the holders of the Series B Preferred Shares. The fees and expenses for such determination made by any and all such investment banking or other firms shall be paid one-half by the Company and one-half by such holders. In the determination of the fair value of a Common Share, there shall not be taken into consideration any premium for shares representing control of the Company.

           (g) "Option" means any right, warrant or option to subscribe for or purchase Common Shares or Convertible Securities.

           (h) "Original Issue Date" for the Series B Preferred Shares shall mean the date on which the first share of such Series B Preferred Shares was originally issued.

           (i) "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting shares shall at the time be owned directly or indirectly by the Company or by one or more subsidiaries.

     2. Dividends.

     (a) The holders of record of the then outstanding Series B Preferred Shares shall be entitled to receive when, as and if declared by the Board, but in any event not prior to the first anniversary of the Original Issue Date, out of the funds legally available therefor, cumulative dividends at the annual rate of 8% per share. Such dividends shall accrue on each Series B Preferred Share from and after the first anniversary of the Original Issue Date, shall accrue from day to day, whether or not earned or declared, and shall be payable in cash. Such dividends will in no event be declared or paid by the Company prior to the payment in full of those certain senior subordinated Promissory Notes issued by the Company pursuant to the Securities Purchase Agreement.

     (b) Subject to the provisions of this paragraph 2 of this Section II, the provisions of the Securities Purchase Agreement and the provisions of a Shareholders Agreement among the Company and certain shareholders of the Company, as the same may be amended from time to time, the Company may, in the Board's discretion, declare and pay dividends or distributions, or make provision for the payment thereof, on any equity security of the Company, but only if all accrued dividends and distributions on the Series A Preferred Shares and the Series B Preferred Shares shall have been paid and made in full prior to the date of any such declaration, payment, provision or distribution.

     (c) Notwithstanding anything in the foregoing to the contrary, no dividends shall be declared, paid or distributed, or provision therefor made, on any Common Shares, unless simultaneously therewith there also shall be declared, paid or distributed, or provision therefor made, as the case may be, a dividend or distribution pro rata on each then outstanding Series B Preferred Share to each holder thereof. For purposes of the foregoing, the number of Series B Preferred Shares deemed to be outstanding with respect to each such holder shall be equal to the maximum number of Common Shares into which such holder's Series B Preferred Shares would then be convertible upon exercise of the Conversion Rights described in paragraph 5 of this Section II.

     3. Liquidation Rights.

     (a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities and obligations of the Company, each holder of Series B Preferred Shares then outstanding shall be entitled to be paid out of the net assets of the Company available for distribution to its shareholders prior and in preference to any payment or declaration and setting apart for payment of any amount in respect of the Common Shares, an amount equal to the sum of the following: (i) $7.13 per Series B Preferred Share held by such holder, and (ii) the fair market value, reasonably determined in good faith by the Board, of the evidences of indebtedness, assets and securities referred to in paragraph 5(e) hereof to which such holders would have been entitled to receive upon conversion of their Series B Preferred Shares (clauses (i) and (ii), collectively the "Series B Liquidation Preference"); if upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Shares and the Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full aggregate amount of the Series A Liquidation Preference plus the Series B Liquidation Preference, then all of the net assets of the Company available for distribution to its shareholders shall be distributed ratably among the holders of the Series A Preferred Shares and the Series B Preferred Shares in proportion to the then applicable Series A Liquidation Preference with respect to each Series A Preferred Share and the then applicable Series B Liquidation Preference with respect to each Series B Preferred Share.

     (b) Upon the completion of the distribution required by subparagraph (a), if assets of the Company remain to be distributed, each holder of Series B Preferred Shares shall be entitled to be paid out of the remaining assets of the Company, as and when distributed, pro rata with the holders of Common Shares on each Series B Preferred Share deemed to be outstanding. For purposes of the foregoing, the number of Series B Preferred Shares deemed to be outstanding with respect to each such holder shall be equal to the maximum number of Common Shares into which such holder's Series B Preferred Shares would then be convertible upon exercise of the Conversion Rights described in paragraph 5 of this Section II.

     (c) Written notice of any such liquidation, dissolution or winding up, stating a payment date, the place where such payment shall be made, an estimate of the net value that would be received by each such holder if all such holders converted all of their Series B Preferred Shares immediately prior to such liquidation, dissolution or winding up of the Company, and containing a statement of or reference to applicable conversion rights, shall be given by first class mail, postage prepaid, not less than 30 days prior to the payment day stated therein, to each holder of record of the Series B Preferred Shares at such holder's address as shown in the records of the Company.

     (d) Whenever the distribution provided for in this paragraph 3 of this
Section II shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board.

     4. Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of Series B Preferred Shares shall be entitled to vote on all matters upon which holders of Common Shares have the right to vote and, with respect to such vote, shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Company, and shall be entitled to a number of votes equal to the number of Common Shares into which such Series B Preferred Shares could then be converted, upon conversion pursuant to the Conversion Rights described in paragraph 5 of this Section II, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein, or to the extent class or series voting is otherwise required by law or agreement, the holders of Series B Preferred Shares and Common Shares shall vote together as a single class and not as separate classes.

     5. Conversion. The holders of the Series B Preferred Shares shall have the following conversion rights (the "Conversion Rights"):

     (a) Right to Convert. Each Series B Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, and prior to the closing date for any Public Offering giving rise to an automatic conversion as provided in paragraph 5(c) of this Section II, at the office of the Company or any transfer agent for the Series B Preferred Shares or Common Shares, into fully paid and nonassessable Common Shares, at the Conversion Price (as hereafter defined) therefor in effect at the time of conversion determined as provided herein.

     (b) Conversion Price. Each Series B Preferred Share shall be convertible into the number of Common Shares that results from dividing $7.13 by the conversion price per share (the "Series B Conversion Price") in effect at the time of conversion of such Series B Preferred Share. The Series B Conversion Price for each Series B Preferred Share at the Original Issue Date shall be $7.13 and shall be subject to adjustment from time to time as provided herein.

     (c) Automatic Conversion. Each Series A Preferred Share which remains outstanding on the closing date for a Public Offering (the "Registration Date") shall automatically and without any action on the part of the holder thereof or the Company, except as provided in clause (i) below, be converted on the same basis and at the same Conversion Price as if each holder thereof had properly exercised his right to convert on the date next preceding the Registration Date; provided, that (i) each holder of Series A Preferred Shares shall have received written notice of the proposed Public Offering at least 30 days prior to the date the registration statement relating to that Public Offering becomes effective, (ii) such conversion shall be effective at the close of business on the Registration Date, and (iii) the Company shall have no obligation to issue and deliver to any such holder of Series A Preferred Shares on such date a certificate for the number of Common Shares to which such holder shall be entitled until such time as such holder has surrendered his certificate or certificates for his Series A Preferred Shares, duly endorsed, at the office of the Company or any transfer agent for the Common Shares, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. All rights with respect to Series A Preferred Shares outstanding on the Registration Date shall terminate on such Registration Date, except only the right of the holders of such shares to receive Common Shares upon surrender of their certificates for the Series A Preferred Shares and their rights with respect to unpaid dividends described in paragraph 5(d) of this Section I.

     (d) Mechanics of Conversion; Unpaid Dividends. Before any holder of Series B Preferred Shares shall be entitled to convert the same into Common Shares, such holder shall either (i) surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred Shares or Common Shares, or (ii) deliver an affidavit in favor of the Company stating that such certificates have been lost, stolen or destroyed and containing an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith, and shall give written notice by mail, postage prepaid, to the Company at such office that such holder elects to convert the same and shall state therein the number of Series B Preferred Shares being converted and the name or names in which the certificate or certificates for Common Shares to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series B Preferred Shares to be converted, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date. All dividends accrued and unpaid prior to surrender of Series B Preferred Shares surrendered for conversion shall at the option of the holders of Series B Preferred Shares, either (i) be subtracted from the aggregate Series B Conversion Price as in effect at the time of conversion or (ii) constitute a debt of the Company payable to the converting shareholder, and no dividend or other distribution shall be paid on, declared or set apart for any Common Shares until such debt is fully paid or sufficient funds set apart for the payment thereof.

     (e) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision or combination of any outstanding Common Shares, the Series B Conversion Price then in effect immediately before that subdivision or combination shall be proportionately adjusted by multiplying the then effective Series B Conversion Price by a fraction, (i) the numerator of which shall be the number of Common Shares issued and outstanding immediately prior to such subdivision or combination, and (ii) the denominator of which shall be the number of Common Shares issued and outstanding immediately after such subdivision or combination. The number of Common Shares outstanding at any time shall, for the purposes of this paragraph 5(e) of this Section II, include the number of Common Shares into which any convertible securities of the Company may be converted, or for which any warrant, option or rights of the Company may be exchanged. Any adjustment under this paragraph 5(e) of this Section II shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (f) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in (i) evidences of indebtedness of the Company, (ii) assets of the Company (other than cash), or (iii) securities of the Company other than Common Shares, then and in each such event provision shall be made so that the holders of Series B Preferred Shares shall receive upon conversion thereof, in addition to the number of Common Shares receivable thereupon, the amount of such evidences, assets or securities that they would have received had they held, on such record date, the maximum number of Common Shares into which their Series B Preferred Shares could then have been converted.

     (g) Adjustment for Reclassification, Exchange or Substitution. If the Common Shares issuable upon the conversion of the Series B Preferred Shares shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph 5 of this Section II), then and in each such event the holder of each Series B Preferred Share shall have the right thereafter to convert each such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the maximum number of Common Shares into which such Series B Preferred Shares could have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

     (h) Reorganization, Mergers, Consolidations or Sales of Assets or Capital Stock. If at any time or from time to time there shall be (i) a capital reorganization of the Common Shares (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph 5 of this Section II) or (ii) a merger, consolidation or statutory share exchange of the Company with or into another corporation in which consolidation, merger or statutory share exchange persons owning capital stock of the Company immediately prior to the consolidation, merger or share exchange own less than a majority of the voting stock of the resulting, surviving or exchanging corporation, or (iii) the sale of all or substantially all the Company's properties and assets or capital stock to any other person, then, as a part of such reorganization, merger, consolidation, share exchange or sale, provision shall be made so that the holders of the Series B Preferred Shares shall thereafter be entitled to receive, upon conversion of the Series B Preferred Shares, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, share exchange or sale, to which a holder of the maximum number of Common Shares into which such Series B Preferred Shares would then be converted would have been entitled on such capital, reorganization, merger, share exchange, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 5 of this Section II with respect to the rights of the holders of the Series B Preferred Shares after the reorganization, merger, share exchange, consolidation or sale to the end that the provisions of this paragraph 5 of this Section II (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.


     (i) Change in Series B Conversion Price Upon Issuance of Securities. If the Company issues or sells any Common Shares, other than Common Shares Outstanding on the Original Issue Date of the Series B Preferred Shares and Excluded Shares, or issues any Convertible Security or Option entitling the issuee to acquire Common Shares for a consideration per share less than the Fair Value in effect immediately prior to the time of such issuance or sale, then the Series B Conversion Price shall be reduced to the lower of the following:

     (I) the price determined by dividing (i) an amount equal to the sum of (x) the Common Shares Outstanding immediately prior to such issuance or sale multiplied by the then current Series B Conversion Price, plus (y) the aggregate consideration, if any, received by the Company upon such issuance or sale, by (ii) the Common Shares Outstanding immediately after such issuance or sale; or

     (II) the price determined by multiplying the then current Series B Conversion Price by a fraction (i) the numerator of which shall be the sum of
(A) the Common Shares Outstanding immediately prior to such issuance or sale, plus (B) the number of Common Shares that the aggregate consideration, if any, received by the Company upon such issuance or sale would purchase at the Fair Value on the date of such issuance or sale and (ii) the denominator of which shall be the Common Shares Outstanding immediately after and giving effect to such issuance or sale.

     For the purposes of this paragraph 5(i) of this Section II, the following provisions shall also be applicable:

     (i) Cash Consideration. If the Company issues the Common Shares, Option or Convertible Security for cash, the consideration received by the Company therefor (or, if such shares are offered by the Company for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), after deducting therefrom any reasonable compensation or discount paid or allowed to underwriters or dealers or others performing similar services but without deducting therefrom any reasonable expenses incurred in connection therewith, shall be deemed to be the consideration received by the Company for such shares.

     (ii) Non-Cash Consideration. If the Company issues (other than upon conversion or issuance of a Convertible Security) the Common Shares, Option or Convertible Security for a consideration wholly or partially other than cash, including services rendered, the fair value of such consideration, as determined by the Board of Directors of the Company in good faith shall be deemed to be the value, for purposes of this Section 5(i) of this Section II, of the consideration other than cash received by the Company for such securities except that any Common Share, Option or Convertible Security issued for services shall be deemed to be issued for no consideration.

     (iii) Options and Convertible Securities. If the Company issues or grants any Option or any Convertible Security, and the inclusion thereof in the calculation of an adjusted Series B Conversion Price pursuant to this paragraph 5(i) of this Section II would result in a Series B Conversion Exercise Price lower than if excluded, the total maximum number of Common Shares issuable upon the exercise of such Option or upon conversion or exchange of the total maximum amount of such Convertible Security outstanding at the time such Convertible Security first becomes convertible or exchangeable shall be deemed to be issued and to be outstanding for the purposes of this paragraph 5(i) of this Section II as of the date of issue or grant of such Option or, in the case of the issue or sale of a Convertible Security other than where the same is issuable upon the exercise of an Option, as of the date of such issue or sale and to have been issued for the sum of the amount (if any) paid for such Option or Convertible Security and the amount (if any) payable upon the exercise of such Option or upon conversion or exchange of such Convertible Security at the time such Convertible Security becomes convertible or exchangeable. If the inclusion thereof would not result in a Series B Conversion Price lower than if excluded, or if, at the time of exercise, the Series B Conversion Price which would result from deeming such an Option or Convertible Security to have been issued on the date of exercise is lower than that which resulted from adjustment of the Exercise Price at the time of issuance, such Option or Convertible Security shall not be deemed to be issued until the close of business on the date of exercise, conversion or exchange and issuance of Common Shares pursuant thereto.

     (iv) Reclassification. The reclassification of securities other than Common Shares into securities including Common Shares shall be deemed to involve the issuance for a consideration other than cash of such Common Shares at the close of business on the date fixed for the determination of stockholders entitled to receive such Common Shares.

     (j) Change in Exercise Price or Conversion Rate of Option or Convertible Securities.

     (i) Not Due to Dilution. If the purchase price provided for in any Option, or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Shares changes at any time (other than under or by reason of provisions designed to protect against dilution), the Series B Conversion Price in effect at the time of the change shall be readjusted to the Series B Conversion Price that would have been in effect at such time had such Option or Convertible Security still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

     (ii) Due to Dilution. If the purchase price provided for in any Option, or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Shares is reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Shares upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Series B Conversion Price then in effect hereunder shall, upon issuance of such Common Shares, be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the Common Shares delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and Common Shares.

     (k) Termination of Option or Conversion Rights. If any right to purchase Common Shares under any Option or any right to convert or exchange any Convertible Security terminates or expires, the Series B Conversion Price then in effect shall, upon such termination, be changed to the Series B Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Shares thereunder shall no longer be deemed to be Common Shares Outstanding.

     (l) Successive Changes.  The provisions of this paragraph 5 of this
Section II shall apply to successive issuances, dividends or other Distributions, subdivisions and combinations on or of Common Shares after the Original Issue Date of the Series B Preferred Shares.

     (m) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of the Series B Conversion Price for the number of Common Shares or other securities issuable upon conversion of the Series B Preferred Shares, the Company, at its expense, shall cause independent certified public accountants of recognized standing selected by the Company (who may be the independent certified public accounts then auditing the books of the Company) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each registered holder of the Series B Preferred Shares at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (i) the consideration received or to be received by the Company for any Common Shares issued or sold or deemed to have been issued or sold after the Original Issue Date of the Series B Preferred Shares that are not Excluded Shares, (ii) the Series B Conversion Price at the time in effect for each series of the Series B Preferred Shares, and (iii) the number of Common Shares and the type and amount, if any, of other property which at the time would be received upon conversion of the Series B Preferred Shares.

     (n) Certain Other Actions Prohibited. The Company shall not by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Shares set forth in this Section II, but shall at all times in good faith assist in the carrying out of all of the such terms and shall take all such reasonable action as required to protect the conversion privilege of the holders of Series B Preferred Shares against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of the Common Share above the Series B Conversion Price, (ii) shall take all such actions as may be necessary or appropriate under local, state or federal laws of the United States of America in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the conversion exercise of all Series B Preferred Shares from time to time outstanding and
(iii) shall not take any action which results in any adjustment of the Series B Conversion Price if the total number of Common Shares or other securities issuable after the action upon the conversion of all of the Series B Preferred Shares would exceed the total number of Common Shares or other securities then authorized by the Company's Articles of Incorporation and available for the purpose of issue upon such exercise.

     (o) Notices of Record Date. In the event of (i) any taking by the company of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets or capital stock of the company to any other corporation, entity or person, or any voluntary of involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall mail to each holder of Series B Preferred Shares at least 30 days prior to the record date specified therein, a notice specifying
(A) the date of on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution,
(B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, share exchange, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any is to be fixed, as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their shares of Common Shares (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, share exchange, dissolution, liquidation or winding up.

     (p) Fractional Shares. No fractional Common Shares shall be issued upon conversion of Series B Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Value of one Common Share on the date of conversion. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Series B Preferred Shares the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

     (q) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the following purposes, (i) such number of Common Shares required to pay all dividends payable in Common Shares which the Company by agreement is obligated, or may choose, to pay, (ii) such number of Common Shares as may from time to time be required, at such time, to be issued by the Company upon exercise of all then-exercisable warrants and options to purchase Common Shares or the right to convert other convertible securities into Common Shares, and (iii) such number of its Common Shares as shall from time to time be sufficient to effect the Conversion of all outstanding Series B Preferred Shares. As a condition precedent to the taking of any action which would cause an adjustment to the Conversion Price, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient in order that it may be validly and legally issue the Common Shares issuable based upon such adjusted Conversion Price.

     (r) Notices. Any notice required by the provisions of this paragraph 5 to be given to the holder of the Series B Preferred Shares shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at this address appearing on the books of the Company.

     (s) Payment of Taxes. The Company will pay all taxes and other governmental charges (other than taxes measured by the revenue or income of the holders of the Series B Preferred Shares) that may be imposed in respect of the issue or delivery of Common Shares upon conversion of the Series B Preferred Shares.

     6. Status of Preferred Shares. No Series B Preferred Shares acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue, except for the pledge of such shares upon redemption thereof pursuant to an agreement to which the Company is a party for the purpose of securing repayment of amounts owing with respect to such redemption.


                                  SECTION III.
                                 Common Shares

     Each Common Share shall have one vote upon all matters to be voted on by the holders of Common Shares. Each Common Share shall be entitled to participate equally in all dividends payable with respect to the Common Shares and to share ratably, subject to the rights and preferences of any series of Preferred Shares, in all assets of the corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, or upon any distribution of the asset of the corporation.

     FIFTH: No holder of shares of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, for such considerations and upon such terms and conditions as its Board of Directors from time to time may determine.

     SIXTH: Notwithstanding any provision of Sections 607.0101 to 607.1907, inclusive, of the Florida General Corporation Act, or any successor statutes now or hereafter in force, requiring for the authorization or taking of any action the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by law or these Articles of Incorporation, may be authorized or taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes of shares thereof.

     SEVENTH: To the extent permitted by law, the corporation, by action of its Board of Directors, may purchase or otherwise acquire shares of any class issued by it at such times, for such considerations and upon such terms and conditions as its Board of Directors may determine.

     EIGHTH: No person who is serving or has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of any fiduciary duty of such person as a director by reason of any act or omission of such person as a director; provided, however, that the foregoing provision shall not eliminate or limit the liability of any person (a) for any breach of such person's duty of loyalty as a director to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 607.0834 of the Florida Business Corporation Act, (d) for any transaction from which such person derived any improper personal benefit, or (e) to the extent that such liability may not be limited to eliminated by virtue of the provisions of Section 607.0850 of the Florida Business Corporation Act or any successor section or statute. Any repeal or modification of this Article EIGHTH by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or the corporation existing at the time of such repeal or modification.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in these Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     TENTH: The provisions of Section 607.0902 of the Florida Business Corporation Act shall not apply to control share acquisitions (as defined in such Section 607.0902) of shares of the corporation.

     IN WITNESS WHEREOF, the undersigned has set its hand hereto as of the _____ day of ________________, 199__.

                                         MEDIRISK, INC., a Florida corporation


                                         By:
                                            ------------------------------------
                                     - 26 -

                                   EXHIBIT B
                        FORM OF SENIOR SUBORDINATED NOTE

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT, THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.

                      SENIOR SUBORDINATED PROMISSORY NOTE

$________________                                       ______________, 199__

     FOR VALUE RECEIVED, the undersigned MEDIRISK, INC., a Florida corporation (the "Company"), hereby promises to pay to the order of HealthPlan Services Corporation, a Delaware corporation ("Holder"), or its assigns, the principal sum of _________________ Dollars ($_____________) and accrued interest thereon, which shall be due and payable to Holder as provided below.

     This Note is one of the Senior Subordinated Notes referred to in, and is entitled to the benefits of, the Securities Purchase Agreement, dated January 8, 1996, among the Company and Holder (the "Securities Purchase Agreement"). Capitalized terms used without definition herein shall have the meanings given to them in the Securities Purchase Agreement.

     Subject to the provisions of Section 1.4 of the Securities Purchase Agreement and to the acceleration provisions of Section 6 of the Securities Purchase Agreement, the Company shall repay all principal and interest outstanding in respect of this Note as follows on the earliest to occur of (i) an Initial Public Offering by the Company; (ii) a Change of Control of the Company; or (iii) at maturity on January 8, 2003.

     Interest on the unpaid principal amount outstanding hereunder shall accrue from the date hereof until maturity at the rate of 10% per annum. Interest shall be computed on the basis of a 365-day year, actual days elapsed. The first payment of interest on the outstanding principal amount of this Note shall be due and payable by Borrowers to Lender in arrears on ____________________, 199___, for the period from the Subsequent Closing Date on which this Note was issued until ________________, 199__, and thereafter such interest shall be due and payable quarterly in arrears. The interest payment for each such quarterly term shall be made on the last day of the term, with such quarterly payments to be made on March 31, June 30, September 30 and December 31 of each year.

     Payment of principal and interest shall be made in lawful money of the United States of America (by wire transfer or immediately available funds) to the Holder at P.O.

Box 30098, Tampa, Florida 33630-3098 or at any other place of payment that may be designated by the Holder in writing prior to the date upon which such payment is due.

     In the event that any payment of principal, interest or any other sum required to be paid under this Note or the Securities Purchase Agreement is not made when due or that any other Event of Default occurs and is not cured within the applicable period, if any, provided for in the Securities Purchase Agreement, all principal and accrued interest shall, at the option of the holders of a majority in principal amount outstanding of the Senior Subordinated Notes unless otherwise provided in the Securities Purchase Agreement, become immediately due and payable. In the event that any payment of principal, interest or any other sum required to be paid under this Note or the Securities Purchase Agreement is not made when due, interest on all such principal, interest or other sum shall accrue from the due date (not giving effect to any grace or cure period) at the rate of 18% per annum, compounded quarterly, calculated on the basis of a 365-day year, actual days elapsed, or at the maximum rate permitted by law, whichever is less.

     This Note may be prepaid in whole or in part without premium or penalty.

     The Company waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     The Company agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, expended or incurred by the Holder in connection with the enforcement of this Note or the collection of any sums due hereunder

     The Company and the Holder agree that in no event shall the amount of interest or other consideration due to the Holder with respect to the making of the loans evidenced by the Senior Subordinated Notes shall exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Company or inadvertently received by the Purchaser, then such excess sum shall be credited as a payment of principal to be applied to the principal, unless the Company shall notify the Holder in writing that the Company elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Company not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Company under applicable law.

                             MEDIRISK, INC.



                             By:
                                ------------------------------------
                                Mark A. Kaiser
                                Chairman and Chief Executive Officer

                                   EXHIBIT I

                                  ALSTON&BIRD

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777




                                 January 8,1996


HealthPlan Services Corporation
P.O. Box 30098
Tampa, Florida 33630-3098
Attention:  James K. Murray III, Chief Financial Officer


     Re: Securities Purchase Agreement, dated January 8, 1996, between Medirisk, Inc. and HealthPlan Services Corporation


Ladies and Gentlemen:

     We are counsel to Medirisk, Inc. (the "Company") in connection with the execution and delivery of that certain Securities Purchase Agreement (the "Agreement") dated as of January 8, 1996 by and between the Company and HealthPlan Services Corporation ("Purchaser").

     This opinion is delivered pursuant to Section 3.1.2(h) of the Agreement. This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction with the Accord. The Law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State of Georgia. Capitalized terms used and not otherwise defined in this opinion shall have the meanings assigned to such terms in the Accord or the Agreement.

     We have participated in the preparation of the Agreement and the Exhibits and Schedules thereto, and we have examined such other documents, certificates, and instruments as we have deemed necessary or appropriate for the purposes of this opinion. As to factual matters material to our opinion, we have relied upon the representations made by the Company in the Agreement and upon certificates of officers of the Company and public officials.


                         601 Pennsylvania Avenue, N.W.
                           North Building, Suite 250
                          Washington, D.C. 20004-2601

HealthPlan Services Corporation
January 8, 1996
Page 2

     As to the opinions in paragraphs 2, 3, 4, 5 and 6 hereof, we have reviewed the following agreements (collectively, the "Investment Documents"):

     a. the Agreement;

     b. the Registration Rights Agreement;

     c. the Shareholders Agreement;

     d. the Warrant Agreement; and

     e. the form of Senior Subordinated Note.


     Based upon the foregoing and such investigation as we have deemed necessary, we are of the opinion that:

     1. The Company is validly existing as a corporation under the laws of the State of Florida.

     2. The Company has twenty million (20,000,000) authorized shares of Class A Common Stock, $.001 par value per share; three million (3,000,000) authorized shares of Series A Convertible Preferred Stock, $.001 par value per share; and four hundred thousand (400,000) authorized shares of Class B Preferred Stock, $.001 par value per share. Based solely upon our review of the Company's stock transfer ledger and a certificate of an officer of the Company that such ledger is accurate, of such authorized capital, there are 910,200 shares of Series A Common Stock and 1,292,359 shares of Series A Convertible Preferred Stock issued and outstanding; and, upon Closing of the transactions contemplated by the Securities Purchase Agreement and payment of the consideration specified therein by the Purchaser, on the Closing Date there shall be 280,623 shares of Series B Convertible Preferred Stock issued and outstanding. Subject to the understanding, with your permission, that no opinion is given herein as to the effect of any nonpayment of applicable stamp taxes with respect to the issuance and transfer of stock of the Company, the outstanding shares of Series A Common Stock and Series B Convertible Preferred Stock are, and upon payment therefor in accordance with the agreement the shares of Preferred Stock issuable to Purchaser under the Agreement will be, validly issued and are fully paid and nonassessable, and together all such shares comprise the totality of the Company's outstanding capitalization as of the date hereof. 665,180 shares of the authorized Series A Common Stock have been reserved for issuance pursuant to the terms of the Warrant Agreement, and 280,623 shares of the authorized Series A Common Stock have been reserved by the Company for issuance upon the conversion of the Preferred Stock.

HealthPlan Services Corporation
January 8, 1996
Page 3

     3. The Company has the corporate power to execute and deliver the Investment Documents to which it is a party and any other instruments or documents executed and delivered by it under the Agreement, to perform its obligations thereunder, to own and use its assets and to conduct its business. No governmental or other consents, approvals, authorizations, registrations, declarations or filings with any governmental authority of the United States or the State of Georgia are required for the execution, delivery and performance of the Investment Documents by the Company. The Company is not subject to any law, rule or regulation of the United States or the State of Georgia restricting in any way its ability to incur indebtedness or to issue shares of its capital stock or rights to acquire such shares as contemplated by the Investment Documents.

     4. The Company has duly authorized the execution and delivery of the Investment Documents and all other instruments or documents executed by the Company in connection with the Investment Documents, and the Company has duly executed and delivered the Investment Documents and such other instruments and documents. Each of the Investment Documents is a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. With your consent, the opinions set forth in this paragraph 4 are subject to the limitations and qualifications set forth in Appendix A as well as the qualifications of the Accord to which this entire opinion is subject.

     5. The issuance of the Senior Subordinated Notes pursuant to the Securities Purchase Agreement and payment of such notes in accordance with their terms, and the related issuance of warrant certificates pursuant to the Warrant Agreement and exercise of such warrants in accordance with their terms, do not violate any law of the State of Georgia relating to interest and usury.

     6. The execution and delivery of the Investment Documents by the Company and the consummation of the transactions contemplated thereby, if the Company were now to perform its obligations under the Investment Documents, will not
(a) conflict with any provisions of the Company's articles of incorporation or bylaws, (b) violate any provisions of any existing federal or state constitution, statute, law, rule, regulation or order to which the Company or its assets are subject, or (c) result in a breach of or constitute a default (or an event of default which with the passage of time or giving of notice, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of or give rise to any right of termination, cancellation, imposition of fees or penalties under, any material written agreement, which breach or default has not been waived. With your permission we have assumed that the term "material written agreement" used in clause (c) above includes only those agreements listed on SCHEDULES 2.2.13, 2.2.14 and 2.2.15 to the Agreement and those agreements that are Exhibits to the Agreement.

HealthPlan Services Corporation
January 8, 1996
Page 4

     Based upon the limitations and qualifications set forth above, we confirm to you that:

     1. To our knowledge, there is no litigation or other proceeding that is pending, threatened or contemplated which would restrain, invalidate or challenge, or would seek to restrain, invalidate or challenge or would seek damages in connection with, the transactions contemplated by the Investment Documents.

     2. The Company is qualified to transact business as a foreign corporation in the State of Georgia. The foregoing statement is based solely upon a certificate provided by the Secretary of State of the State of Georgia, a copy of which the Company has delivered to you, and is limited to the meaning ascribed to such certificate by such state agency.


Assumptions and Qualifications

     In addition to the assumptions and qualifications set forth specifically above, this opinion letter is subject to the following assumptions and qualifications:

     1. With your permission, the General Qualifications, specifically including, without limitation, the Bankruptcy and Insolvency Exception, the Equitable Principles Exception and the Other Common Qualifications, apply to the opinions set forth above; provided that the opinion expressed in paragraph 5 is not subject to any of the General Qualifications relating to laws relating to interest or usury.

     2. With respect to paragraph 4 above, we express no opinion as to whether
Section 7.11 of the Securities Purchase Agreement is enforceable.

     3. With respect to paragraph 5 above, we express no opinion as to whether the interest and other consideration received by Purchaser in connection with its purchase of Senior Subordinated Notes is usurious in the event Section 7.11 of the Securities Purchase Agreement is not enforceable, and such Senior Subordinated Notes are required to be prepaid prior to April 8, 1997 by reason of (i) acceleration following the occurrence of an Event of Default or (ii) an event giving rise to a mandatory prepayment beyond the control of the Company. Furthermore, for the purposes of the prior sentence, we have assumed that the only interest paid or deemed paid on the notes is interest calculated at the rate of 18% per annum plus the value of the Warrants issued pursuant to the Warrant Agreement, and that the only effect of such a required prepayment prior to April 8, 1997 is to truncate or shorten the period of time over which the rate of interest on the notes is calculated.

HealthPlan Services Corporation
January 8, 1996
Page 5

     4. For purposes of paragraph 5 hereof, we have assumed that the right of Purchaser to purchase shares of the Company pursuant to the Warrant Agreement has a fair market value as of the date hereof of not greater than $7.13 for each such share of Series A Common Stock issuable thereunder.

     The opinions expressed in this opinion letter are based upon the law as currently in effect and currently existing interpretations thereof. Insofar as our opinions relate to future events or circumstances, the opinions expressed herein are based upon the assumption that such laws and prevailing interpretations thereof will remain unchanged. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter is rendered solely for your information in connection with the transactions described above and is not to be used, circulated, quoted or otherwise referred to for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.

                                       Very truly yours,

                                       ALSTON & BIRD



                                       By:
                                          --------------------------
                                          Keith O. Cowan, Partner